                                                                    EXHIBIT 10.1

              FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                                  by and among

                               PULTE MORTGAGE LLC,

                            THE LENDERS PARTY HERETO,

                                       and

                                  BANK ONE, NA,
                             AS ADMINISTRATIVE AGENT

                                       And

                         BANC ONE CAPITAL MARKETS, INC.
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER

                                       And

                       LASALLE BANK NATIONAL ASSOCIATION,
                               AS COLLATERAL AGENT

                            dated as of June 30, 2004

                                TABLE OF CONTENTS

Article I DEFINITIONS.............................................................................................     1
Article II THE CREDITS............................................................................................    29
       2.1    Commitment, Sublimits and Types of Advances.........................................................    29
       2.2    Primary Advances....................................................................................    31
       2.3    Buy Down Loans......................................................................................    31
       2.4    Swingline Advances..................................................................................    32
       2.5    Intentionally Omitted...............................................................................    32
       2.6    Reallocation Upon Default...........................................................................    32
       2.7    Fees................................................................................................    32
       2.8    Method of Selecting Types and Interest Periods for New Advances.....................................    33
       2.9    Conversion and Continuation of Outstanding Advances.................................................    34
       2.10   Reductions to Aggregate Commitment..................................................................    34
       2.11   Principal Payments..................................................................................    35
       2.12   Changes in Interest Rate, etc.......................................................................    36
       2.13   Rates Applicable After Default......................................................................    36
       2.14   Method of Payment...................................................................................    37
       2.15   Noteless Agreement; Evidence of Indebtedness........................................................    37
       2.16   Telephonic Notices..................................................................................    38
       2.17   Interest Payment Dates; Interest and Fee Basis......................................................    38
       2.18   Notification by the Agent...........................................................................    38
       2.19   Lending Installations...............................................................................    38
       2.20   Non-Receipt of Funds by the Agent...................................................................    38
Article III CHANGE IN CIRCUMSTANCES...............................................................................    39
       3.1    Yield Protection....................................................................................    39
       3.2    Changes in Capital Adequacy Regulations.............................................................    40
       3.3    Availability of Types of Advances...................................................................    40
       3.4    Funding Indemnification.............................................................................    40
       3.5    Taxes...............................................................................................    40
       3.6    Lender Statements; Survival of Indemnity............................................................    42
Article IV CONDITIONS PRECEDENT; WITHHOLDING TAX EXEMPTION........................................................    43
       4.1    Effectiveness.......................................................................................    43
       4.2    Each Advance........................................................................................    44
Article V REPRESENTATIONS AND WARRANTIES..........................................................................    44
       5.1    Existence and Standing..............................................................................    44
       5.2    Authorization and Validity..........................................................................    44
       5.3    No Conflict; Government Consent.....................................................................    44
       5.4    Financial Statements................................................................................    45
       5.5    Material Adverse Change.............................................................................    45
       5.6    Taxes...............................................................................................    45
       5.7    Litigation and Contingent Obligations...............................................................    45
       5.8    Subsidiaries........................................................................................    46
       5.9    ERISA...............................................................................................    46
       5.10   Accuracy of Information.............................................................................    46
       5.11   Regulation U........................................................................................    46
       5.12   Material Agreements.................................................................................    46
       5.13   Compliance With Laws................................................................................    46
       5.14   Ownership of Properties.............................................................................    46
       5.15   Plan Assets; Prohibited Transactions................................................................    46
       5.16   Investment Company Act..............................................................................    47

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
       5.17   Public Utility Holding Company Act..................................................................    47
       5.18   GNMA, FHA, VA, FNMA, and FHLMC Eligibility..........................................................    47
       5.19   Approved Investor Commitments.......................................................................    47
       5.20   Accuracy of Representations and Warranties..........................................................    47
       5.21   No Defaults.........................................................................................    47
Article VI COVENANTS..............................................................................................    47
       6.1    Financial Reporting.................................................................................    47
       6.2    Use of Proceeds.....................................................................................    49
       6.3    Notice of Default...................................................................................    50
       6.4    Conduct of Business.................................................................................    50
       6.5    Taxes...............................................................................................    50
       6.6    Insurance...........................................................................................    50
       6.7    Compliance with Laws................................................................................    50
       6.8    Maintenance of Properties...........................................................................    51
       6.9    Inspection..........................................................................................    51
       6.10   Dividends...........................................................................................    51
       6.11   Intentionally Omitted...............................................................................    51
       6.12   Merge...............................................................................................    51
       6.13   Sale of Assetst.....................................................................................    51
       6.14   Investments and Acquisitions........................................................................    51
       6.15   Liens...............................................................................................    52
       6.16   Affiliates..........................................................................................    54
       6.17   Financial Covenants.................................................................................    54
       6.18   Compliance with Security Agreement..................................................................    54
       6.19   Recourse Servicing..................................................................................    55
       6.20   Federal Agency Approvals............................................................................    55
       6.21   Approved Investor Commitments.......................................................................    55
       6.22   Negative Pledges....................................................................................    55
       6.23   Keeping of Records and Books of Account.............................................................    55
       6.24   Hedging Program.....................................................................................    55
       6.25   Agreements to Pledge Mortgage Loans.................................................................    55
Article VII DEFAULTS..............................................................................................    55
Article VIII COLLATERAL, ACCELERATION AND OTHER REMEDIES..........................................................    58
       8.1    Security and Collateral Agency Agreement............................................................    58
       8.2    AP Mortgages........................................................................................    58
       8.3    Release of Collateral...............................................................................    58
       8.4    Cash and Collateral Account; Settlement Account; Reconciliation Process; and Funding Account........    58
       8.5    Termination.........................................................................................    59
       8.6    Acceleration........................................................................................    60
       8.7    Other Remedies......................................................................................    60
       8.8    Application of Proceeds.............................................................................    61
       8.9    Preservation of Rights..............................................................................    62
       8.10   Actions Under Acknowledgement Agreements............................................................    62
       8.11   Transition from Prior Facility......................................................................    62
Article IX AMENDMENTS; WAIVERS; GENERAL PROVISIONS................................................................    62
       9.1    Amendments and Waivers..............................................................................    62
       9.2    Survival of Representations.........................................................................    63
       9.3    Governmental Regulation.............................................................................    63
       9.4    Headings............................................................................................    64
       9.5    Entire Agreement....................................................................................    64

       9.6    Several Obligations; Benefits of this Agreement.....................................................    64
       9.7    Expenses; Indemnification...........................................................................    64
       9.8    Nonliability of Lenders.............................................................................    65
       9.9    Severability of Provisions..........................................................................    65
       9.10   Numbers of Documents................................................................................    65
       9.11   Accounting..........................................................................................    65
       9.12   Confidentiality.....................................................................................    65
       9.13   Nonreliance.........................................................................................    66
       9.14   Disclosure..........................................................................................    66
Article X THE AGENT AND THE COLLATERAL AGENT......................................................................    66
       10.1   Appointment; Nature of Relationship.................................................................    66
       10.2   Powers..............................................................................................    66
       10.3   General Immunity....................................................................................    66
       10.4   No Responsibility for Loans, Recitals, etc..........................................................    66
       10.5   Action on Instructions of Lenders...................................................................    67
       10.6   Employment of Agents and Counsel....................................................................    67
       10.7   Reliance on Documents; Counsel......................................................................    67
       10.8   Agent's Reimbursement and Indemnification...........................................................    67
       10.9   Notice of Default...................................................................................    68
       10.10  Rights as a Lender..................................................................................    68
       10.11  Lender Credit Decision..............................................................................    68
       10.12  Successor Agent.....................................................................................    68
       10.13  Delegation to Affiliates............................................................................    69
       10.14  Collateral Releases.................................................................................    69
Article XI SETOFF; RATABLE PAYMENTS...............................................................................    69
       11.1   Setoff..............................................................................................    69
       11.2   Ratable Payments....................................................................................    69
       11.3   Custodial Accounts..................................................................................    69
Article XII ASSIGNMENTS; PARTICIPATIONS; COMMITMENT INCREASES.....................................................    70
       12.1   Successors and Assigns..............................................................................    70
       12.2   Participations......................................................................................    70
       12.3   Assignments.........................................................................................    71
       12.4   INTENTIONALLY OMITTED...............................................................................    71
       12.5   Dissemination of Information........................................................................    71
       12.6   Tax Treatment.......................................................................................    72
Article XIII NOTICES..............................................................................................    72
       13.1   NoticesAgreement....................................................................................    72
       13.2   Change of Address...................................................................................    72
Article XIV COUNTERPARTS..........................................................................................    72
Article XV CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL...........................................    72
       15.1   Choice Of Law.......................................................................................    72
       15.2   Consent To Jurisdiction.............................................................................    72
       15.3   Waiver Of Jury Trial................................................................................    74

              FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

      This FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of June 30, 2004 is among PULTE MORTGAGE LLC, a Delaware limited liability company (the "Borrower"), the banks identified on the signature pages hereof (together with any successors and assigns thereof, hereinafter referred to individually as a "Lender" and collectively as the "Lenders"), and BANK ONE, NA, a national banking association, as administrative agent for the Lenders.

                                    RECITALS

      Borrower, Bank One, NA (individually and as administrative agent) and the Lenders are party to that certain Fourth Amended And Restated Revolving Credit Agreement dated as of March 31, 2003 (as amended, the "Prior Agreement").

      The Borrower has requested that the termination date of the Prior Agreement be extended and that certain changes be made to the Prior Agreement and the Agent and the Lenders have agreed to do so.

      The revolving credit facility made available to the Borrower pursuant to this Agreement shall be used for residential mortgage loan origination and acquisition and for other general corporate purposes. In consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      As used in this Agreement:

      "Acknowledgement Agreements" means, as of any date, acknowledgement agreements executed by the Collateral Agent, the Borrower and FNMA or FHLMC recognizing and consenting to any security interest subsequently created, at the Borrower's sole election, in the Pledged Servicing.

      "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

      "Additional Required Mortgage Documents" means the instruments and documents described in Schedule B to the Security Agreement.

      "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by some or all of the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "Affiliated Special Ventures" means entities which are Affiliates of the Borrower engaged in the mortgage business and in which both the Borrower and another Person have made equity Investments (e.g. a limited liability company engaged in the mortgage banking business and owned in part by each of the Borrower and an unrelated third party).

      "Agent" means Bank One, NA, with its main office in Chicago, Illinois, in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

      "Aggregate Commitment" means, as of any date, the aggregate of the Lenders' then-current Commitments under this Agreement, as reduced or increased from time to time in accordance with Section 2.10 of this Agreement. The Aggregate Commitment as of the date hereof is $355,000,000, as shown on Schedule 1.

      "Aggregate Servicing Value" means, as of any date, an amount equal to (A) the sum of (1) the then-current Servicing Take-Out Value of all Eligible Mortgage Servicing Rights set forth in the most recent Servicing Rights Certificate, plus (2) the then-current amount of Eligible Servicing Sale Receivables set forth in the most recent Servicing Rights Certificate, minus (B) the sum of the following, without duplication (1) any applicable reductions from the total amount of the Take-Out Value of Eligible Mortgage Servicing Rights and Eligible Sale Receivables set forth in (A) above which result from any payment made on account of any Eligible Servicing Rights which are sold or the receipt of any Eligible Servicing Sale Receivable if the applicable sold Eligible Mortgage Servicing Rights or Servicing Sale Receivables are removed from the Borrowing Base in accordance with Paragraph 6(c) of the Security Agreement, (2) any applicable reductions in the amount of Take-Out Value of Eligible Mortgage Servicing Rights set forth in (A) above which are set forth in a Servicing Transfer Report, and (3) any applicable reductions in the amount of Take-Out Value of Eligible Mortgage Servicing Rights and Eligible Sale Receivables set forth in (A) above which are set forth in a Reduced Servicing Notice, plus (C) any applicable increases in the amount of Eligible Sale Receivables described in
(A) above which are set forth in a Servicing Transfer Report; provided, however, if the Agent or the Collateral Agent at any time determines that the amount of the Servicing Take-Out Value of all Eligible Mortgage Servicing Rights or the amount of Eligible Servicing Sale Receivables is less than the amount set forth in (A) above and such discrepancy has not already been accounted for pursuant to
(B) above (e.g. because the Agent or the Collateral Agent has determined that certain Pledged Servicing or Pledged Servicing Sale Receivables no longer meet the applicable eligibility criteria, then the Agent or Collateral Agent, as applicable, shall notify the Borrower of the amount by which the Servicing Take-Out Value of all Eligible Mortgage Servicing Rights or the amount of Eligible Servicing Sale Receivables, as applicable, should accordingly be reduced, and the Servicing Take-Out Value of Eligible Mortgage Servicing Rights or the amount of Eligible Servicing Sale Receivables, as applicable, shall be so reduced.

      "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

      "Agreement Accounting Principles" means GAAP, applied in a manner consistent with that used in preparing the financial statements referred to in
Section 5.4.

      "Agreement to Pledge" means a written pledge substantially in the form of Exhibit E to this Agreement executed by the Borrower and delivered by facsimile, electronically or by another means acceptable to Agent and Borrower to the Collateral Agent, specifically identifying all Mortgage Loans with respect to which the Required Mortgage Documents are not being delivered on or before the Pledge Date of such Mortgage Loan.

      "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

      "Alternate Base Rate Advance" means an Advance which bears interest at the Alternate Base Rate.'

      "Alternate Base Rate Loan" means a Loan which bears interest at the Alternate Base Rate.

      "AP Mortgage" means, on any date, any Mortgage Loan which has been identified in an Agreement to Pledge and for which the Collateral Agent has not received the Required Mortgage Documents for such Mortgage Loan by such date.

      "Approved Investor" means, as of any time, any of the institutions listed on Schedule 2 attached hereto and any other institution approved in writing by the Agent (with prompt notice to the Lenders), such approval not to be unreasonably withheld; provided that (i) the Agent shall give the Lenders immediate notice of the approval of any institution not listed on Schedule 2, and if any Lender objects to such approval within three (3) Business Days after such notice then such institution shall cease to be an Approved Investor at the election of the Required Lenders, and (ii) any such institutions listed on
Schedule 2 or previously approved by the Agent may be eliminated as an Approved Investor (or as an Approved Investor of a specific type) by written notice to the Borrower from the Agent, which elimination notice shall be given only for reasonable cause and any commitments issued by any such formerly-Approved Investor after such elimination shall not constitute Approved Investor Commitments, but commitments of such formerly-Approved Investor existing at the time of such elimination shall continue to be Approved Investor Commitments.

      "Approved Investor Commitment" means a commitment, issued by an Approved Investor of the required type, to purchase Mortgage Loans, to exchange Securities for Mortgage Loans or to purchase Securities.

      "Approved MBS Custodian" is defined in Paragraph 7(b) of the Security Agreement.

      "Approved Recourse Servicing" means , as of any time, any of the Recourse Servicing described on Exhibit M and any other Recourse Servicing reasonably approved by the Agent; provided that (i) the Agent shall give the Lenders immediate notice of the approval of any Recourse Servicing not listed on Exhibit M, and if any Lender objects to such approval within three (3) Business Days after such notice then such Recourse Servicing shall cease to be Approved Recourse Servicing at the election of the Required Lenders, and (ii) any such Recourse Servicing listed on Exhibit M or previously approved by the Agent may be eliminated as Approved Recourse Servicing by written notice to the Borrower from the Agent, in which case the Borrower shall not allow any Mortgage Loans thereafter generated or acquired by the Borrower to be subject to any such formerly-Approved Recourse Servicing.

      "Approved Servicing Purchaser" means any of the entities listed on Exhibit L hereto and any other Servicing Purchaser approved by the Required Lenders.

      "Approved Servicing Sale Agreement" means any of the sale agreements listed on Exhibit L hereto and any other agreements approved by the Agent for the sale of Pledged Servicing from the Borrower to an Approved Servicing Purchaser.

      "ARM Mortgage Loan" means a Mortgage Loan which bears interest at a rate that may be adjusted at one or more times during the term of such Mortgage Loan.

      "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors.

      "Article" means an article of this Agreement unless another document is specifically referenced.

      "Assignment" means a duly executed assignment for the benefit of the Lenders of a Mortgage, of the indebtedness secured thereby, and of all documents and rights related to the Mortgage Loan secured by such Mortgage in accordance with the requirements of the Security Agreement.

      "Authorized Officer" means any of the president, chairman, chief financial officer, treasurer or other officer of the Borrower, acting singly.

      "Available Deposits" means those free collected balances maintained in accounts in the name of the Borrower (or held by the Borrower in trust for third parties) with a Lender (after deducting float and balances required by such Lender under its normal practices to compensate such Lender for the maintenance of such accounts and taking into consideration reserve requirements applicable to such accounts) and which balances are not included in determining "Available Deposits" under any other arrangements between such Lender and the Borrower.

      "Bank One" means Bank One, NA, with its main office in Chicago, Illinois, in its individual capacity, and its successors.

      "Basic Eligibility Requirements" means a Pledged Item with respect to which each of the following statements is accurate and complete in all material respects:

            (i) The Borrower is the legal and equitable owner and holder of such Pledged Item and has full power and authority to pledge such Pledged Item. Such Pledged Item and each commitment of a Person to purchase Mortgage Loans and Securities from the Borrower (including Approved Investor Commitments) has been duly and validly issued to the Borrower, and each Pledged Item constitutes Eligible Collateral, has been duly and validly pledged to the Collateral Agent for the benefit of the Secured Parties and is subject to no Lien other than the lien of the Security Agreement in favor of the Agent for the benefit of the Lenders.

            (ii) Each requirement of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to such Pledged Item has been complied with in all material respects.

            (iii) With respect to each Pledged Item which is a Pledged Mortgage:

                  (1) it is a Residential Mortgage Loan that has been duly executed and delivered by the parties thereto at a closing,

                  (2) it is valid and enforceable in accordance with its terms, without defense or offset, subject to bankruptcy and similar laws and other general restrictions on creditors' rights and equitable principles (whether raised in an equity proceeding or an action at law),

                  (3) the property covered by said Mortgage Loan is free and clear of all Liens except those in favor of the Borrower subject only to (a) the Lien of current real property taxes and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, as are acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the originator of said Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of said Mortgage Loan or (ii) which do not materially adversely affect the appraised value of such property as set forth in such appraisal; (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by said Mortgage Loan or the use, enjoyment, value or marketability of the related property; and (d) if said Mortgage Loan is a second priority Lien, a first Lien to the extent permitted under the other eligibility criteria for said Mortgage Loan,

                  (4) it has been correctly described in the Collateral Transmittal submitted to the Collateral Agent in respect of such Pledged Mortgage,

                  (5) it has been fully funded to the mortgagor or to an escrow or closing agent by wire transfer, transmittal through the "Automated Clearing House" or any similar private clearing house for interbank transfers of funds, cashier's check or a check written against the Borrower's controlled disbursement account with the Agent, which has been identified as a check in the related Collateral Transmittal and for which the Agent has notified the Collateral Agent that such check has been presented for payment and that good funds are available to fund the controlled disbursement account to cover such check,

                  (6) the Collateral Agent has in its possession (other than with respect to Pledged Mortgages which are then the subject of an Agreement to Pledge) all Required Mortgage Documents other than those documents and instruments which are in the possession of the Borrower pursuant to a Trust Receipt or in the possession of a Person to whom delivery was made pursuant to an Investor Transmittal Letter,

                  (7) it has been or will be promptly duly recorded where necessary and complies with all applicable state or local recording, registration and filing laws and regulations in all material respects,

                  (8) there are no defenses, counterclaims or offsets of any nature whatsoever with respect to such Pledged Mortgage or the indebtedness evidenced and secured thereby or with respect to any Required Mortgage Document and, other than the related Required Mortgage Documents and Additional Required Mortgage Documents, there are no instruments or documents evidencing, securing or guaranteeing payment of the indebtedness constituting such Pledged Mortgage,

                  (9) each Assignment (a) has been duly authorized by all necessary corporate action by the Borrower, duly executed and delivered by the assignor thereunder and is the legal, valid and binding obligation of such assignor enforceable in accordance with its terms, subject to bankruptcy and similar laws and other general restrictions on creditors' rights and equitable principles, and (b) complies with all applicable laws including all applicable recording, filing and registration laws and regulations and upon insertion by the Agent or Collateral Agent of the name of the assignee thereunder and the information needed to properly identify the Pledged Mortgage, as described in the Security Agreement, will be adequate and legally sufficient for the purpose intended to be accomplished thereby, including, without limitation, the assignment of the rights, powers and benefits of the applicable mortgagee,

                  (10) upon insertion of such information into each Assignment and the recordation thereof, and assuming the possession of the Required Mortgage Documents by the Collateral Agent and filing of Uniform Commercial Code financing statements in proper form in the applicable filing offices, the Collateral Agent, for the benefit of the Lenders, will have a valid and perfected first priority security interest in such Pledged Item and all proceeds, products and profits derived therefrom, including, without limitation, all moneys, goods, insurance proceeds and other tangible or intangible property received upon liquidation thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity,

                  (11) the Borrower has complied in all material respects with all laws, rules and regulations in respect of such Pledged Mortgage if it is insured by FHA or guaranteed by VA and the related insurance or guarantee is in full force and effect. Such Mortgage Loan complies in all material respects with all applicable requirements for purchase under the GNMA standard form of selling contract for FHA insured and VA guaranteed loans and any supplement thereto then in effect,

                  (12) except to the extent an appraisal is neither required by any law or any governmental rule, regulation, policy, guideline or direction nor any Approved Investor that may purchase such Pledged Mortgage, the Borrower has received an appraisal on the property underlying such Pledged Mortgage, which appraisal shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions,

                  (13) all fire and casualty policies covering the premises encumbered by each Pledged Mortgage (a) name the Borrower as the insured under a standard mortgagee clause not less favorable in coverage to the mortgagee than is customarily used in the state where such premises is located, (b) are in full force and effect, and (c) afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards as required by FHA or VA, and

                  (14)  it is not a revolving credit facility.

            (iv) There shall be no breach of the covenants contained in Paragraph 13 of the Security Agreement and there shall be no breach of any of the following covenants (the sole remedy for which shall be the removal of such Pledged Item as Eligible Collateral):

                  (1) The Borrower shall not (a) amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Item or any rights related to any of the foregoing, if such amendment, modification or waiver materially and adversely affects the Collateral Value of such Pledged Item, or impairs the marketability of such Pledged Item or (b) release any security or obligor, or, through any other activity or inactivity, cause any Pledged Mortgage which shall have been eligible for purchase to become ineligible for purchase in accordance with the Approved Investor Commitment related to such Pledged Mortgage.

                  (2) The Borrower shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to the Security Agreement), any of the Collateral or any interest therein, except as provided in
            Section 8.3 with respect to releases of Pledged Items.

                  (3) The Borrower is the servicer for and shall service all Pledged Mortgages in accordance with the requirements of the Approved Investor Commitments. The Borrower shall service all Mortgage Loans which are the subject of Pledged Securities in accordance with the standard requirements of the Federal Agency issuing or guaranteeing such Securities and all applicable FHA and VA requirements. The Borrower shall perform all of its obligations under the Servicing Agreements governing Pledged Servicing in accordance with the standard requirements of FNMA and FHLMC.

                  (4) The Borrower shall hold all escrow funds collected in respect of Pledged Items in trust, without commingling the same with any other fund, and apply the same for the purposes for which such funds were collected provided that such obligation with respect to Pledged Mortgages shall not arise until 30 days after the origination or acquisition of the applicable Mortgage Loan.

                  (5) The Borrower shall observe and perform all of its obligations in connection with each Approved Investor Commitment related to any Pledged Mortgage or Pledged Security in all material respects. Within forty-eight (48) hours after a request therefor by the Agent, a copy of each Approved Investor Commitment certified by the Borrower, or if requested by the Agent at any time after a Default has occurred, the originals of such Approved Investor Commitments shall be delivered to the Agent.

                  (6) The Borrower shall promptly notify the Agent and the Collateral Agent if and when the Borrower receives any prepayment (which term excludes the principal portion of scheduled monthly payments made on a Mortgage Loan) arising from or relating to any Pledged Mortgage and at the Borrower's option either hold the same in trust, as security for the Lenders, until such Mortgage Loan is removed from the Borrowing Base in accordance with this Agreement or remit to the Agent such prepayments (and all interest and earnings thereon or with respect thereto) for application to the Advances, provided that the Borrower must so remit such amount if a Default has occurred and is continuing under this Agreement.

                  (7) The Borrower shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such other acts, instruments and transfers (including, without limitation, Assignments) as the Agent or the Collateral Agent may reasonably request from time to time in order to create and maintain a perfected first priority security interest in the Collateral in favor of the Lenders and to create, maintain and preserve the security and benefits intended to be afforded by this

            Agreement, subject to no prior or equal security interest, lien, charge or encumbrance, or agreement purporting to grant to any Person a security interest in the Collateral.

                  (8) The Borrower shall promptly notify the Agent and the Collateral Agent of the occurrence of any event which would cause any Eligible Collateral to become Ineligible Collateral.

      "Borrower" means Pulte Mortgage LLC, a Delaware limited liability company, and its permitted successors and assigns.

      "Borrowing Base" means, as of any date, subject to the Borrowing Base Sublimits, the sum of the amounts determined by applying the following percentages to the Collateral Values of the following categories of Eligible Collateral, without duplication as any asset is converted from one category to another and except for Eligible Mortgage Servicing Rights which are valued based upon the Servicing Take-Out Value of such rights and Eligible Servicing Sale Receivables which are valued based on the amount of such receivables, as described below (and the Borrower, by including any Pledged Item in any computation of the Borrowing Base, shall be deemed to represent and warrant to the Agent, the Collateral Agent and the Lenders that such Pledged Item constitutes Eligible Collateral):

            (i) ninety-nine percent (99%) of the Collateral Value of Eligible Conforming Mortgage Loans which constitute Gestation Collateral or Eligible Securities;

            (ii) ninety-eight percent (98%) of the Collateral Value of Eligible Conforming Mortgage Loans which do not constitute Gestation Collateral;

            (iii) ninety-eight percent (98%) of the Collateral Value of Eligible Jumbo Conforming Mortgage Loans;

            (iv) ninety-five percent (95%) of the Collateral Value of Eligible Super Jumbo Conforming Mortgage Loans;

            (v) ninety-five percent (95%) of the Collateral Value of Eligible Non-Conforming Mortgage Loans (including without limitation Eligible Non-Conforming Jumbo Mortgage Loans and Eligible Non-Conforming Super Jumbo Mortgage Loans);

            (vi) seventy-five percent (75%) of the Collateral Value of Eligible Investment Loans; and

            (vii) eighty percent (80%) of Aggregate Servicing Value;

less any Uncleared Loan Funding Checks on such date.

In connection with the Borrowing Base, the Agent is hereby authorized by the Lenders to grant temporary waivers of strict compliance by the Borrower with the eligibility requirements regarding qualification of any Collateral as Eligible Collateral or with the Lending Sublimits and Borrowing Base Sublimits when the Agent deems it appropriate, in its sole discretion, (i) as to all matters (other than (x) any requirement that a Mortgage Loan be covered by an Approved Investor Commitment, (y) those described in the definition "Basic Eligibility Requirements" (except that temporary waivers may be granted for any of clauses
(iii)(6), (9) or (10) or (iv) of such definition) or (z) those described in the definition of "Residential Mortgage Loan"), if the aggregate amount of deviation from strict compliance, based on the Collateral Value so included in the Borrowing Base and the amount of excess permitted over the Lending Sublimits or Borrowing Base Sublimits does not exceed $10,000,000 at any time, or (ii) as to any matter, up to any amount for up to three (3) Business Days, if the satisfaction of such eligibility requirements or sublimits cannot be independently determined because of events beyond the reasonable control of the Borrower (i.e. natural disasters, transmission failures, etc.), provided that, if such determination cannot be made for more than one (1) Business Day, the Borrower certifies in writing that all such eligibility requirements and sublimits are in fact satisfied.

      "Borrowing Base Certificate" means a system generated report, initially in the form attached hereto as Exhibit G, prepared by the Collateral Agent to reflect the Collateral Value Determination at the times required by (and as such term is defined in) the Security Agreement, the form of which report may be modified from time to time by the Collateral Agent.

      "Borrowing Base Sublimits" is defined in Section 2.1.3.

      "Borrowing Date" means a date on which an Advance is made hereunder.

      "Borrowing Notice" is defined in Section 2.8.

      "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

      "Buy-Down Agreement" means a written agreement between the Borrower and a Lender setting forth the terms and conditions under which such Lender has agreed to a reduced interest rate on account of Fed Funds Loans or Swingline Loans, as applicable, outstanding hereunder based upon Available Deposits maintained by the Borrower with such Lender.

      "Buy-Down Lender" is defined in Section 2.3.

      "Buy-Down Rate" means 0.65 percent (65 basis points) per annum.

      "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Cash and Collateral Agreement" is defined in Section 8.4.

      "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by, money market funds of, and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

      "Change in Control" means (i) Parent shall cease to be a wholly-owned direct or indirect Subsidiary of Pulte Homes (it being understood that a name change of Pulte Homes shall not of itself constitute a violation of this requirement); or (ii) Parent shall cease to own, free and clear of all Liens or other encumbrances, at least 100% of the outstanding shares of voting stock of the Borrower on a fully diluted basis.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Collateral" means all right, title and interest of the Borrower, of every kind and nature, in and to all of the following property, assets and rights of the Borrower wherever located, whether now existing or hereafter arising, and whether now or hereafter owned, acquired by or accruing or owing to the Borrower, and all proceeds and products thereof:

            (i) all Pledged Mortgages and Pledged Securities, whether Eligible Collateral or Ineligible Collateral, including all Required Mortgage Documents related thereto;

            (ii) any commitments or other agreements issued by any private mortgage insurer or by the FHA or VA to insure or guarantee any Pledged Mortgage;

            (iii) all Approved Investor Commitments to purchase Pledged Securities or Pledged Mortgages (or any Securities to be issued based on such Pledged Mortgages) from the Borrower;

            (iv) any options to sell or purchase Securities, future contracts, or any other interest rate protection products which directly or indirectly protect the Borrower against reductions in value of such Pledged Mortgages or Pledged Securities due to changes in mortgage interest rates;

            (v) the Settlement Account, the Cash and Collateral Account, the Funding Account and all uncollected deposits into the Settlement Account, the Cash and Collateral Account and the Funding Account, together with any Custodian Settlement Accounts then in existence with Approved MBS Custodians, as described in Paragraph 7(c) of the Security Agreement, and all uncollected deposits in such accounts;

            (vi) all Pledged Servicing identified by the Borrower from time to time and included in Collateral including without limitation all rights of the Borrower to sell or assign its interest therein and all amounts payable to the Borrower thereunder arising out of any termination thereof, and all files, surveys, certificates, correspondence, appraisals, computer programs (excluding programs owned and licensed to the Borrower by third parties), tapes, disks, cards, accounting records and other records and data of the Borrower related to the Mortgage Loans covered by such Pledged Servicing;

            (vii) all Pledged Servicing Sale Receivables including without limitation all rights of the Borrower related to such receivables;

            (viii) all cash and Cash Equivalents;

            (ix)  all Servicing Hedge Contracts;

            (x) all property related to the foregoing, including without limitation, the right to service Pledged Mortgages while owned by the Borrower, all accounts and general intangibles of whatsoever kind so related and all documents or instruments delivered to the Collateral Agent in respect of any Pledged Item, including, without limitation, the right to receive all insurance proceeds and condemnation awards which may be payable in respect of the premises encumbered by any Pledged Mortgage; and

            (xi)  all proceeds and products of any of the foregoing.

      "Collateral Agent" means LaSalle Bank National Association in its capacity as contractual representative of the Lenders pursuant to the Security Agreement, and any successor Collateral Agent appointed pursuant to Paragraph 19 of the Security Agreement.

      "Collateral Agent Review Procedure" means the required review steps set forth in Exhibit "1" to the Security Agreement.

      "Collateral Transmittal" means a transmittal from the Borrower to the Collateral Agent in electronic form (or in written form delivered by fax in the event that the Borrower is unable -- due to a system failure or other event beyond the Borrower's control -- to transmit such information electronically) and, if required by the Collateral Agent, written form containing the following information for the following submissions or special treatment of different types of Collateral: (i) the information described on Exhibit D for each AP Mortgage covered by any Agreement to Pledge, (ii) the information described on Exhibit D (other than the entry thereon for "AP Status Code") for each Pledged Mortgage not covered by an Agreement to Pledge, (iii) change of any Pledged Mortgage from wet to dry (open) status, dry to gestation status, open to shipped status, shipped to paid and any cancellation of wet status, (iv) the information described on Exhibit 3 to the Security Agreement for each Pledged Mortgage to be treated as a Gestation Mortgage Loan, (v) whether the Mortgage Loan is to be funded by wire or check or (vi) such information as may be required from time to time by the Collateral Agent for any Pledged Security.

      "Collateral Value" means, with respect to each of the following assets included in Eligible Collateral on any given day, a value determined as follows:

            (i) Each Security shall be valued based upon the Collateral Value of the underlying Pledged Mortgages as otherwise determined hereunder; and

            (ii) Each Pledged Mortgage shall be valued at the lowest of (A) the unpaid principal balance of such Mortgage Loan on its Pledge Date (or the unpaid principal balance on its conversion date in the case of Conversion Mortgage Loans), or (B) the net acquisition cost (including any discounts and excluding any servicing released premium) of such Mortgage Loan, if acquired by the Borrower, or (C) the weighted average purchase price (expressed as a percentage of par) committed to under those Approved Investor Commitments which could cover such Mortgage Loan applied to the unpaid principal balance of such Mortgage Loan on its Pledge Date (or the unpaid principal balance on its conversion date in the case of Conversion Mortgage Loans) or (D) market value, as determined by the Agent in its sole discretion, based upon whole loan prices currently available, as and when the Agent, in its sole discretion (with no requirement to do so unless directed to do so by the Required Lenders), chooses to calculate market value. The values described in (A), (B) and (C) of the preceding sentence shall be as determined by the Borrower as of the Pledge Date of the applicable Pledged Mortgage and reported to the Collateral Agent.

      "Collection and Paying Agreement" means that certain Collection and Paying Agreement dated as of August 23, 2002 between Borrower, Agent, the Collateral Agent, Pulte Funding, Inc. and Credit

Lyonnais New York Branch, as amended to reflect the replacement of the Prior Agreement with this Agreement.

      "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth as its "Commitment" on Schedule 1 attached hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

      "Commitment Percentage" means, for each Lender as of any date, the percentage of the Aggregate Commitment represented by such Lender's Commitment, as it may be amended from time to time, which initially shall be as set forth on
Schedule 1.

      "Conforming Mortgage Loan" means a first priority Residential Mortgage Loan which (i) either is insured by the FHA or guaranteed by the VA or which fully conforms to all underwriting and other requirements for sale to FNMA or FHLMC and (ii) if said Mortgage Loan has a loan-to-value ratio which is greater than eighty percent (80%), said Mortgage Loan is covered by a policy of private mortgage insurance acceptable to FNMA.

      "Consolidated Tangible Net Worth" means, as of any date of determination thereof, Net Worth, less the sum of the following (without duplication): (a) the book value of all Investments in the Borrower's non-consolidated Affiliates, (b) any other assets of the Borrower and its consolidated Subsidiaries which would be treated as intangibles under Agreement Accounting Principles (other than capitalized mortgage servicing rights) including, without limitation, any write-up of assets, good-will, research and development costs, trade-marks, trade names, copyrights, patents and unamortized debt discount and expenses, (c) loans or other extensions of credit to officers of the Borrower or of any of its Subsidiaries or Affiliates other than Mortgage Loans made to such Persons in the ordinary course of business, (d) the Investment of the Borrower in Joliet Mortgage Reinsurance Company (determined in accordance with Agreement Accounting Principles as required by the definition of Investment herein), (e) the Investment of the Borrower in Pulte Funding, Inc. or similar funding vehicles in excess of $4,000,000, and (f) the excess of the Borrower's then-current Investment in Su Casita, determined in accordance with Agreement Accounting Principles, over the then-current Included Su Casita Investment.

      "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Conversion/Continuation Notice" is defined in Section 2.9.

      "Conversion Mortgage Loan" means a Mortgage Loan which is either (i) originated as an ARM Mortgage Loan, sold to an Approved Investor and subsequently repurchased by the Borrower after an election by the obligor thereunder to convert to a fixed rate, or (ii) a construction loan converted to a permanent loan, upon completion of construction, in accordance with the guidelines of an Approved Investor.

      "Custodian Settlement Accounts" is defined in the Security Agreement.

      "Deduction" means, at any time, the amount by which a Pledged Servicing Sale Receivable may, under the terms of the applicable servicing sale agreement, be reduced (e.g. due to the fact that any of the Mortgage Loans covered by the applicable sold servicing rights do not meet the eligibility criteria set forth in the applicable servicing sale agreement), whether such reduction is by way of deduction, set-off, credit, or otherwise.

      "Default" means an event described in Article VII.

      "Effective Date" is defined in Section 4.1.

      "Eligible Collateral" means, as of any date, all Eligible Non-Conforming Mortgage Loans, Eligible Non-Conforming Jumbo Mortgage Loans, Eligible Non-Conforming Super Jumbo Mortgage Loans, Eligible Conforming Mortgage Loans, Eligible Jumbo Conforming Mortgage Loans, Eligible Super Jumbo Conforming Mortgage Loans, Eligible Investment Loans, Eligible Mortgage Servicing Rights, Eligible Servicing Sale Receivables and Eligible Securities.

      "Eligible Conforming Mortgage Loan" means an Eligible Mortgage Loan which:
(i) is a Conforming Mortgage Loan; and (ii) is subject to an Approved Investor Commitment.

      "Eligible Investment Loan" means a Pledged Mortgage which (i) is a first priority Mortgage Loan; (ii) is not an AP Mortgage; (iii) meets the Basic Eligibility Requirements; (iv) if such Pledged Mortgage had an original principal balance that exceeded 80% of the appraised value of the real estate and improvements securing such Pledged Mortgage, was covered by a policy of private mortgage insurance acceptable to FNMA at origination which is still in full force and effect; and (v) which has no monthly installment principal and/or interest which is more than 59 days past due.

      "Eligible Jumbo Conforming Mortgage Loan" means an Eligible Mortgage Loan which: (i) is a Jumbo Conforming Mortgage Loan; and (ii) is subject to an Approved Investor Commitment.

      "Eligible Mortgage Loan" means any Pledged Mortgage:

            (i)   which meets the Basic Eligibility Requirements;

            (ii) which has no monthly installment of principal and/or interest which is more than 59 days past due;

            (iii) has been included in the Borrowing Base for (1) 180 days or less after the Pledge Date thereof in the case of a Conforming Mortgage Loan or a Jumbo Conforming Mortgage Loan or a Non-Conforming Mortgage Loan (other than a Super Jumbo Mortgage Loan), and (2) 90 days or less after the Pledge Date thereof in the case of a Super Jumbo Mortgage Loan;

            (iv) has been originated less than (1) 180 days prior to its Pledge Date in the case of a Conforming Mortgage Loan or a Jumbo Conforming Mortgage Loan or any Non-Conforming Mortgage Loan (other than a Super Jumbo Loan), and (2) 90 days prior to its Pledge Date in the case of a Super Jumbo Mortgage Loan;

            (v)   for which, if it is an AP Mortgage:

                  (1) the Borrower expects such AP Mortgage to close on the Pledge Date and become a valid lien securing actual indebtedness by funding to the order of the mortgagor thereunder, has not learned of any information to the contrary and has not received any returned proceeds of such AP Mortgage from the escrow or closing agent for such Pledged Mortgage;

                  (2) if an AP Mortgage is not closed and funded as required pursuant to clause (v) (1) above, the Borrower shall so notify the Collateral Agent as soon as the Borrower becomes aware of that fact but in any event no later than 12:00 noon the next Business Day, unless the AP Mortgage has closed and funded by that time, and the Collateral Agent shall delete said AP Mortgage from the Borrowing Base;

                  (3) if an AP Mortgage was previously included in the Borrowing Base and was subsequently deleted as required pursuant to clause (v) (2) above, such AP Mortgage has not been submitted for inclusion in the Borrowing Base for a total of more than three times;

                  (4) the Collateral Agent has received the Required Mortgage Documents within nine (9) Business Days after the date of the related Agreement to Pledge;

                  (5) the Collateral Value attributable to all AP Mortgages included in any category of the Borrowing Base does not exceed sixty percent (60%) of the Aggregate Commitment during the first and last five Business Days in any calendar month, and

                  (6) the Collateral Value attributable to all AP Mortgages included in any category of the Borrowing Base does not exceed twenty-five percent (25%) of the Aggregate Commitment for any day other than the first and last five Business Days of any calendar month;

            (vi) which, if subject to an Investor Transmittal Letter or Trust Receipt and if said Pledged Mortgage was:

                  (1) withdrawn by the Borrower for purposes of correcting clerical or other non-substantive documentation problems: (i) the promissory note and other documents relating to said Pledged Mortgage were returned to the Collateral Agent within fifteen business days from the date of withdrawal, (ii) said Pledged Mortgage was released to the Borrower pursuant to a Trust Receipt and (iii) the Collateral Value of said Pledged Mortgage when added to the Collateral Value of all other Pledged Mortgages which have been similarly released to the Borrower does not exceed one percent (1%) of the Aggregate Commitment; or

                  (2) shipped by the Collateral Agent directly to an Approved Investor for purchase pursuant to an Investor Transmittal Letter which is a "Whole Loan Sale Transmittal Letter" substantially in the form of Exhibit "4" to the Security Agreement, the full purchase price therefor has been received by the Collateral Agent (or said Pledged Mortgage has been returned to the Collateral Agent) within forty-five (45) business days (or ninety (90) days for deliveries to state bond agencies) from the date of shipment by the Collateral Agent; or

                  (3) shipped by the Collateral Agent directly to a custodian for purposes of formation of a pool supporting a Security, the Security is issued and sold and the purchase price therefor has been received by the Collateral Agent (or said Pledged Mortgage has been returned to the Collateral Agent) within forty-five (45) business days (or ninety (90) days for deliveries to state bond agencies) from the date of shipment by the Collateral Agent; and

            (vii) which has not previously been included in the Borrowing Base, then shipped to an investor and returned, for whatever reason, to the Collateral Agent.

      "Eligible Mortgage Servicing Rights" means, as of any date, all Eligible Pledged Servicing: (i) which is not subject to any security interest securing any Debt other than the Obligations; (ii) except for any Pledged Servicing which constitutes Recourse Servicing (other than Approved Recourse Servicing) or a Subservicing Agreement; (iii) which meets the Basic Eligibility Requirements; and (iv) which has not been released from Collateral pursuant to Section 8.3 prior to such date.

      "Eligible Non-Conforming Jumbo Mortgage Loan" means, an Eligible Non-Conforming Mortgage Loan that is a Jumbo Mortgage Loan.

      "Eligible Non-Conforming Mortgage Loan" means an Eligible Mortgage Loan which: (i) is a Non-Conforming Mortgage Loan; (ii) is subject to an Approved Investor Commitment issued by an Approved Investor; (iii) had an original principal balance less than or equal to $750,000 (or $2,000,000 in the case of Super Jumbo Mortgage Loans); (iv) had an original principal balance that (together with, if it is a second priority Mortgage Loan, the principal balance of the related senior Mortgage Loan as of the time of the funding of the second Mortgage Loan) did not exceed 103% of the appraised value of the real estate and improvements securing such Mortgage Loan; (v) had a FICO score of at least 640 if at the time of origination such Mortgage Loan had a principal balance that (together with, if it is a second priority Mortgage Loan, the principal balance of the related senior Mortgage Loan as of the time of the funding of the second Mortgage Loan) exceeded 100% of the appraised value of the real estate and improvements securing such Mortgage Loan, and (vi) at the time of origination had a principal balance that (together with, if it is a second priority Mortgage Loan, the principal balance of the related senior Mortgage Loan as of the time of the funding of the second Mortgage Loan) did not exceed 80% of the appraised value of the real estate and improvements securing such Mortgage Loan, unless private mortgage insurance was obtained covering such Mortgage Loan.

      "Eligible Non-Conforming Super Jumbo Mortgage Loan" means, an Eligible Non-Conforming Mortgage Loan that is a Super Jumbo Mortgage Loan.

      "Eligible Pledged Servicing" means any Pledged Servicing with respect to which each of the following statements is accurate and complete:

            (i) Such Pledged Servicing is subject to an accepted Acknowledgment Agreement.

            (ii) Such Pledged Servicing does not constitute Recourse Servicing other than Approved Recourse Servicing.

            (iii) The Borrower is the legal and equitable owner and holder of such Pledged Servicing and the rights thereunder and has full power and authority to grant a security interest in such Collateral. Such Pledged Servicing has been duly and validly made subject to the lien of the Security Agreement and is subject to, and will continue to be subject to, no Lien other than the liens created pursuant to the Security Agreement and any rights reserved to the other party under such Pledged Servicing or the related Acknowledgement Agreement.

            (iv) The Servicing Agreement governing such Pledged Servicing has been duly executed and delivered by the parties thereto, is not a Subservicing Agreement and is valid and enforceable in accordance with its terms, without defense or offset, subject to bankruptcy and similar laws and other general restrictions on creditors' rights and equitable principles (whether raised in an equity proceeding or an action at law).

            (v) No default, nor any event which with notice or lapse of time or both would become a default, has occurred and is continuing under the Servicing Agreement governing such Pledged Servicing and no action has been taken to terminate such Servicing Agreement.

            (vi) No mortgage installment of principal and/or interest with respect to the Mortgage Loans serviced under the applicable Servicing Agreement are more than 89 days past due.

            (vii) The Borrower has complied, and will continue to comply, in all material respects, with all laws, rules and regulations, including but not limited to all applicable FNMA, GNMA or FHLMC requirements, as the case may be, in respect of such Servicing Agreement.

            (viii) Such Pledged Servicing has been included in Eligible Collateral for 150 days or less.

      "Eligible Servicing Sale Receivables" means Pledged Servicing Sale Receivables as to which:

            (i) the Agent and Collateral Agent have received a complete executed copy of the related purchase agreement;

            (ii) if requested by the Agent, the Agent and Collateral Agent have received written confirmation from the Servicing Purchaser as to the amount of such Pledged Servicing Sale Receivables;

            (iii) the Servicing Purchaser of the applicable sold Servicing Agreements is an Approved Servicing Purchaser, and the applicable sale agreement is an Approved Servicing Sale Agreement;

            (iv) the counterparties to the applicable sold Servicing Agreements are either GNMA, FNMA or FHLMC;

            (v) the Agent has reasonably determined that the counterparties to the sold Servicing Agreements have or will consent to the sale of such Servicing Agreements to the Servicing Purchaser, if such consent is required;

            (vi) the Borrower has assigned its rights to such Pledged Servicing Sale Receivables to the Collateral Agent for the benefit of the Secured Parties pursuant to an assignment in form and content satisfactory to the Agent;

            (vii) the Servicing Purchaser of the applicable sold Servicing Agreements has executed an agreement (and, if the applicable Approved Servicing Sale Agreement provides for repeated servicing sales under the same agreement, such updates to such agreement as the Agent may reasonably request) in form and content satisfactory to the Agent pursuant to which such Servicing Purchaser has agreed to (A) pay such Pledged Servicing Sale Receivable directly to the Collateral Agent for the benefit of the Secured Parties, and (B) provide simultaneous written notice to the Agent and the Collateral Agent of any claims made against or notices given to the

      Borrower which would constitute an offset to or reduction in the amount of such Pledged Servicing Sale Receivable;

            (viii) no portion of such Pledged Servicing Sale Receivable or any other Pledged Servicing Sale Receivable owed by the applicable Servicing Purchaser is more than ten days past due (as determined under the applicable Approved Servicing Sale Agreements);

            (ix) such Pledged Servicing Sale Receivable is not evidenced by chattel paper or an instrument of any kind;

            (x) the Servicing Purchaser with respect to such Pledged Servicing Sale Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind and has not made an assignment for the benefit of creditors or consented to or suffered the appointment of a receiver, trustee, liquidator, custodian or the like for it or for a significant portion of its assets or affairs;

            (xi) the Borrower has observed and complied with all laws of the jurisdiction in which the applicable Servicing Purchaser is located that, if not observed and complied with, would deny to the Borrower access to the courts of such jurisdiction; and

            (xii) such Pledged Servicing Sale Receivable has been included in Eligible Collateral for 150 days or less;

provided, however, that (1) Eligible Servicing Sale Receivables shall not include any "holdback" amounts or deferred installments of the purchase price payable by the applicable Servicing Purchaser which are not payable to the Borrower within 150 days after the initial payment to the Borrower for the sale of the applicable Servicing Agreements to such Servicing Purchaser, and (2) Eligible Servicing Sale Receivables shall be reduced by the amount of any Deductions (to the extent not already deducted from Eligible Servicing Sale Receivables pursuant to the preceding provisions), whether claimed by the applicable Servicing Purchaser, reported by the Borrower, or otherwise determined by the Agent or Collateral Agent.

      "Eligible Security" means any Pledged Security: (i) which is covered by an Approved Investor Commitment; and (ii) for which the Collateral Agent shall have received such evidence as may be required under the Security Agreement to confirm the existence of the security interest in favor of the Collateral Agent for the benefit of the Lenders in such Pledged Security.

      "Eligible Super Jumbo Conforming Mortgage Loan" means an Eligible Mortgage Loan which: (i) is a Super Jumbo Conforming Mortgage Loan; and (ii) is subject to an Approved Investor Commitment.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

      "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

      "Eurodollar Base Rate" means with respect to a Eurodollar Advance for the relevant Interest Periods, the applicable British Bankers' Association London interbank offered rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, if no such British Bankers' Association London interbank offered rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

      "Eurodollar Loan" means a Loan which bears interest at a Eurodollar Rate.

      "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) 0.525 percent (52.5 basis points) per annum.

      "Excess Pool Proceeds" is defined in Paragraph 6(d) of the Security Agreement.

      "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

      "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

      "Facility Fee Rate" means 0.15 percent (15 basis points) per annum.

      "Federal Agency" means FHLMC, FNMA, GNMA, FHA or VA.

      "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

      "Federal Funds Funding Rate" means, with respect to any Fed Funds Loan for any day, the rate per annum equal to the consensus (or if no consensus exists, the arithmetic average) of the rates at which reserves are offered by first-class banks to other first-class banks (at approximately 10:00 a.m. (Chicago time)) on such day (or if such day is not a Business Day, on the immediately preceding Business Day) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, based on quotes received by the Agent from three federal funds brokers of recognized standing selected by the Agent in its sole discretion.

      "Federal Funds Rate" means, for any day, an interest rate per annum equal to the Federal Funds Funding Rate for such day plus 0.65 percent (65 basis points) per annum.

      "Fed Funds Advance" means an Advance which bears interest at the Federal Funds Rate.

      "Fed Funds Loan" means any Loan made as a part of a Fed Funds Advance.

      "Fees" is defined in Section 2.7.

      "FHA" means the Federal Housing Administration or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal Housing Administration have been transferred.

      "FHA-Approved Mortgagee" means an institution that is approved by the FHA to act as a servicer and mortgagee of record with respect to a Mortgage Loan insured by the FHA.

      "FHLMC" means the Federal Home Loan Mortgage Corporation or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal Home Loan Mortgage Corporation have been transferred.

      "FHLMC-Approved Lender" means an institution that is approved by the FHLMC to act as a lender in connection with the origination of any Mortgage Loan purchased by the FHLMC.

      "FHLMC Security" means a security representing an undivided fractional interest in a pool of Mortgage Loans, which security is issued and guaranteed as to full and timely payment of interest and full collection of principal by FHLMC.

      "FICO" means the "delinquency predictor" model established by Fair Isaac Co. and shown on a credit report prepared by Equifax, Experian, Trans Union, or any other authorized national agency.

      "FNMA" means the Federal National Mortgage Association or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal National Mortgage Association have been transferred.

      "FNMA-Approved Lender" means an institution that is approved by the FNMA to act as a lender in connection with the origination of any Mortgage Loan purchased by the FNMA.

      "FNMA Security" means a security representing an undivided fractional interest in a pool of Mortgage Loans, which security is issued and guaranteed as to full and timely payment of principal and interest by FNMA.

      "Funded Debt" means as of any date of determination thereof, the sum of all obligations of the Borrower for borrowed money, including but not limited to money borrowed from any Parent, Subsidiary or Affiliate of the Borrower, whether or not evidenced by a promissory note.

      "Funding Account" means the account established pursuant to Section 8.4.

      "GAAP" means generally accepted accounting principles as in effect from time to time, consistently applied.

      "GAAP Carrying Value" means, with respect to any asset of the Borrower, the value at which such asset is carried on the books of the Borrower in accordance with GAAP. Any changes in the methodology used for adjusting such book value shall be subject to the prior approval of the Agent.

      "Gestation Borrowing Base" means, for any date, that portion of the Borrowing Base on such date attributable to Gestation Collateral.

      "Gestation Collateral" means that portion of the Collateral which consists of Gestation Mortgage Loans (identified by the Borrower in accordance with Paragraph 2(d) of the Security Agreement) and Securities issued in exchange for Gestation Mortgage Loans.

      "Gestation Mortgage Loans" means, as of any date, any Pledged Mortgages which the Borrower has identified as fully qualified for initial certification for the purpose of creating a pool of Mortgage Loans to support the issuance of a Security and with respect to which the Borrower has requested that the Collateral Agent either (i) acting in its capacity as pool custodian, initially certify for inclusion in such a pool or (ii) acting in its capacity as Collateral Agent, ship to a Federal Agency to obtain initial certification by such Federal Agency for inclusion in such a pool.

      "Gestation Shortfall" means, for any day, the amount (if any) by which (i) the aggregate principal balance of all Loans outstanding on such day exceeds
(ii) the Gestation Borrowing Base on such day.

      "GNMA" means the Government National Mortgage Association or other agency, corporation or instrumentality of the United States as to which the powers and duties of the Governmental National Mortgage Association have been transferred.

      "GNMA Security" means a security representing an undivided fractional interest in a pool of Mortgage Loans, which security is issued by the Borrower and guaranteed as to full and timely payment of principal and interest by GNMA without regard as to whether the Borrower collects any payments on such Mortgage Loans.

      "Hedging Program" means a program for hedging interest rate risks of the Borrower, which program shall provide, without limitation, that all Servicing Hedge Agreements will be entered into or placed with one or more financial institutions, futures commission merchants or clearing houses acceptable to the Lenders in their reasonable discretion and with whom the Borrower has written, assignable agreements.

      "Included Su Casita Investment" means the lesser of (A) $15,000,000 or (B) the then-current full amount of the Borrower's Investment in Su Casita determined in accordance with Agreement Accounting Principles as required by the definition of "Investment" herein.

      "Ineligible Collateral" means any Pledged Item that does not at the time constitute Eligible Collateral.

      "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) Contingent Obligations, (vii) Letters of Credit, (viii) Sale and Leaseback Transactions," (ix) any financing inherent in any Servicing Hedge Agreement, (x) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, and (xi) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

      "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two or three months commencing on a Business Day, all as selected by the Borrower pursuant to this Agreement. An Interest Period of one, two or three months shall end on the day which corresponds numerically to such date one, two or three months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second or third succeeding month, such Interest Period shall end on the last Business Day of such next, second or third succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if with respect to a one, two or three month Interest Period said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

      "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or similar contracts owned by such Person. The amount of any Investment shall be determined in accordance with Agreement Accounting Principles.

      "Investor Transmittal Letter" means either a "Whole Loan Sale Transmittal Letter" or a "Warehouse-Related MBS Transmittal Letter" substantially in the form of Exhibits "4" and "5" to the Security Agreement.

      "Jumbo Conforming Mortgage Loan" means a Conforming Mortgage Loan except for size, but which had an original principal balance less than or equal to $750,000.

      "Jumbo Mortgage Loan" means a Residential Mortgage Loan which had an original principal balance in excess of the then-current maximum loan amount for FNMA or FHLMC eligibility but less than or equal to $750,000.

      "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

      "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.18.

      "Lending Sublimits" is defined in Section 2.1.1.

      "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

      "Leverage Ratio" means, at any time, the ratio of (i) Funded Debt, plus the sum of the face amount of all letters of credit issued by the Borrower and outstanding at such time, plus the sum of the amount of all Uncleared Loan Funding Checks outstanding at such time to (ii) Consolidated Tangible Net Worth at such time.

      "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

      "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

      "Loan Documents" means this Agreement, any Notes issued pursuant to
Section 2.15, the Security Agreement, the Buy-Down Agreements, the Collection and Paying Agreement, and the other documents and agreements contemplated hereby and executed by the Borrower or another Person in favor of the Agent or any Lender.

      "Material Adverse Effect" means a material adverse effect on (i) the business, Property, financial condition, or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

      "Material Indebtedness" is defined in Section 7.5.

      "Maximum Aggregate Commitment" means $550,000,000.

      "Moody's" means Moody's Investors Service, Inc. or any successor to its business.

      "Mortgage" means a mortgage, deed of trust, security deed or similar instrument purporting to create a first or second lien or similar interest in real estate and improvements thereon.

      "Mortgage Loan" means a loan of money evidenced by a Mortgage Note and secured by a Mortgage.

      "Mortgage Note" means a note evidencing the indebtedness secured by a Mortgage.

      "Multi-employer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

      "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transactions as of the date of determination (assuming the Rate Management Transactions were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transactions as of the date of determination (assuming such Rate Management Transactions were to be terminated as of that date).

      "Net Worth" means as of any date of determination thereof, the net worth of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with Agreement Accounting Principles.

      "Non-Conforming Mortgage Loan" means a first or second priority Residential Mortgage Loan (other than a Conforming Mortgage Loan, a Jumbo Conforming Mortgage Loan or a Super Jumbo Conforming Mortgage Loan) that: (i) does not conform to the conventional underwriting standards of FNMA, FHLMC or GNMA but is underwritten in accordance with guidelines of an Approved Investor (other than FNMA, FHLMC or GNMA); and (ii) has a demonstrated secondary market.

      "Non-U.S. Lender" is defined in Section 3.5(iv).

      "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.15 in substantially the form of Exhibit A attached hereto, including any amendment, modification, renewal or replacement of any such promissory note.

      "Notice of Assignment" is defined in Section 12.3.2.

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the Collateral Agent or any indemnified party arising under the Loan Documents.

      "Other Taxes" is defined in Section 3.5(ii).

      "Overnight Transaction Loan Effective Rate" means, as of any day, a fluctuating rate of interest per annum determined by the Agent as its overnight transaction loan rate for such day.

      "Overnight Transaction Loan Rate" means, with respect to a Swingline Advance, a rate equal to the sum of (i) the Overnight Transaction Loan Effective Rate plus (ii) 0.75 percent (75 basis points) per annum.

      "Parent" means Pulte Home Corporation, a Michigan corporation.

      "Participants" is defined in Section 12.2.1.

      "Payment Date" means the first day of each calendar month.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Permitted Pulte Holder" means (i) either of William J. Pulte and James Grosfeld, (ii) any of their respective Affiliates, parents, spouses, descendants, and spouses of descendants, or (iii) any trusts or other entities controlled by Mr. Pulte or Mr. Grosfeld and their respective estates, heirs, administrators or personal representatives.

      "Person" means any natural person, corporation, firm, joint venture, partnership, association, limited liability company, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

      "Pledge Date" means the date on which a Mortgage Loan, Security Pledge Servicing or Pledged Servicing Sale Receivable is first delivered in pledge to the Collateral Agent or is otherwise made subject to a security interest in favor of the Agent or Collateral Agent for the benefit of the Lenders, provided that (i) the date of delivery of a Mortgage Loan covered by an Agreement to Pledge shall be deemed to be the date of delivery of such Agreement to Pledge even after subsequent delivery of the related Required Mortgage Documents, (ii) the "Pledge Date" for all Collateral previously held by the Collateral Agent under the Prior Facilities shall be deemed to be the date on which such Collateral was first delivered to the Collateral Agent under the Prior Facilities even though such date is prior to the date of this Agreement and
(iii) any AP Mortgage which has been deleted and resubmitted as permitted pursuant to clause (v)(3) of the definition of Eligible Mortgage Loan, shall have a Pledge Date which is the date the Agreement to Pledge was so resubmitted.

      "Pledged Item" means any Pledged Mortgage, Pledged Security, Pledged Servicing or Pledged Servicing Sale Receivable.

      "Pledged Mortgage" all Mortgage Loans that are from time to time delivered (or, in the case of AP Mortgages, are committed to be delivered) to the Collateral Agent pursuant to this Agreement and the Security Agreement.

      "Pledged Security" all Securities that are from time to time delivered to the Collateral Agent pursuant to this Agreement and the Security Agreement.

      "Pledged Servicing" means, with respect to any Servicing Agreements with FNMA, GNMA or FHLMC, those loan pools subject to any such Servicing Agreement which (a) do not contain any (i) Mortgage Loans that are Collateral, (ii) commercial Mortgage Loans, or (iii) Mortgage Loans held for investment by the Borrower, the Parent or any of their respective Subsidiaries, and (b) have been specifically identified by the Borrower for inclusion in Collateral by executing and delivering to the Agent (i) an Acknowledgement Agreement covering such Pledged Servicing from FNMA, GNMA or FHLMC, as the case may be and (ii) an amendment, in form and substance satisfactory to the Agent, to the UCC-1 financing statements described in Section 4.1(viii).

      "Pledged Servicing Sale Receivables" means Servicing Sale Receivables which are from time to time designated by the Borrower and pledged to the Collateral Agent for the benefit of the Lenders in accordance with this Agreement and the Security Agreement.

      "Primary Advance" means a Eurodollar Advance, a Fed Funds Advance or an Alternate Base Rate Advance.

      "Primary Loan" means a Loan consisting of a portion of a Primary Advance.

      "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or by its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

      "Prior Agreement" is defined in the recitals of this Agreement.

      "Prior Facility" means the facility contemplated by the Prior Agreement.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

      "Pulte Change of Control" means the occurrence of any of the following events: (i) the consummation of any consolidation, share exchange or merger of Pulte Homes in which Pulte Homes is not the continuing or surviving corporation or pursuant to which Pulte Homes' voting stock would be converted into cash, securities or other property, other than, in any case, a merger of Pulte Homes in which the holders of voting stock of Pulte Homes immediately prior to the merger have the same or greater proportionate ownership, directly or indirectly, of the voting stock of the surviving corporation immediately after such merger as they had of the voting stock of Pulte Homes immediately before such merger; or (ii) the filing of a report by any Person, including Affiliates of Pulte Homes (other than Pulte Homes, its Subsidiaries, employee stock ownership plans or employee benefit plans of Pulte Homes or its Subsidiaries, or a Permitted Pulte Holder) on Schedule 13D or 14D-1 (or any successor schedule, form or report under the Exchange Act) disclosing that such Person (for the purpose of this definition of "Pulte Change in Control" only, the term "Person" shall include a "person" within the meaning of Section 13(d)(3) and Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of 50% or more of Pulte Homes' voting stock; provided, however, that a Person shall not be deemed the beneficial owner of, or to own beneficially (A) any securities tendered pursuant to a tender or exchange offer made on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange thereunder or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act. A change of the legal name of Pulte Homes shall not of itself (absent the occurrence of one of the events described in the preceding sentence) constitute a Pulte Change of Control.

      "Pulte Homes" means Pulte Homes, Inc., the sole shareholder of Pulte Diversified Companies, Inc., which is in turn the sole shareholder of the Parent.

      "Purchasers" is defined in Section 12.3.1.

      "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Person which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

      "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

      "Reconciled Non-Servicing Proceeds" is defined in Paragraph 6(c) of the Security Agreement.

      "Recourse Servicing" means any servicing rights under a Servicing Agreement which obligates the Borrower either to repurchase Mortgage Loans upon default by the borrower thereunder or to indemnify any party having an interest in such Mortgage Loans against any loss arising from such a default for reasons other than a breach of any representations or warranties regarding the condition of such Mortgage Loans at origination which were made by the Borrower as originator of such Mortgage Loans.

      "Reduced Servicing Notice" is defined in Section 6.1(xiv).

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

      "Reports" is defined in Section 9.7.

      "Required Lenders" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

      "Required Mortgage Documents" means the instruments and documents described in Schedule A to the Security Agreement, as applicable to a particular Mortgage Loan, which are required to be delivered to the Collateral Agent.

      "Reserve Requirement" means, with respect to the Eurodollar Rate applicable to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities.

      "Residential Mortgage Loan" means a Mortgage Loan secured by a Mortgage on a Single Family Residence.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor to its business.

      "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

      "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to one or more Lenders.

      "Secured Parties" is defined in Recital B of the Security Agreement.

      "Security or Securities" means any FHLMC Security, FNMA Security or GNMA Security.

      "Security Agreement" means the Fourth Amended and Restated Security and Collateral Agency Agreement as of even date herewith, substantially in the form of Exhibit "I" attached hereto, by and among the Borrower, the Agent, and the Collateral Agent, pursuant to which a security interest is created in favor of the Collateral Agent for the Lenders under this Agreement in certain Collateral to be pledged pursuant to this Agreement, as the same may, from time to time, be further supplemented, modified or amended.

      "Servicing Agreement" means a written contract of the Borrower with another Person to act on behalf of such other Person to, among other things, receive payments in respect of Mortgage Loans and to service Mortgage Loans.

      "Servicing Hedge Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate floor, cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

      "Servicing Portfolio" means all Mortgage Loans then being serviced by the Borrower either for its own account with respect to Pledged Items or for others under Servicing Agreements (excluding Subservicing Agreements).

      "Servicing Purchaser" means a Person which has purchased Servicing Agreements from the Borrower.

      "Servicing Rights Certificate" is defined in Section 6.1(xiii).

      "Servicing Sale Receivables" means funds due to the Borrower from a Servicing Purchaser in connection with a sale of Servicing Agreements from the Borrower to such Servicing Purchaser.

      "Servicing Take-Out Value" means, with respect to any Mortgage Loan serviced by the Borrower pursuant to a Servicing Agreement constituting Eligible Mortgage Servicing Rights, the amount to be paid by the Approved Servicing Purchaser under the applicable Approved Servicing Sale Agreement for the rights to service such Mortgage Loan.

      "Servicing Transfer Request" is defined in Section 6.1(xiv).

      "Settlement Account" means the account established pursuant to Section
8.4.

      "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

      "Single Family Residence" means a one to four family dwelling unit, which may be a condominium unit but which shall not be a mobile home, manufactured housing (the general definition of which is that the majority of the structure is constructed and assembled elsewhere and delivered to the site) or a dwelling unit in a cooperative apartment building.

      "Subservicing Agreement" means a Servicing Agreement between the Borrower and a Person which does not own the Mortgage Loans being serviced thereunder but only has servicing or other non-ownership rights with respect thereto, pursuant to which the Borrower subservices loans for others.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

      "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, and (ii) is responsible for more than 10% of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

      "Super Jumbo Conforming Mortgage Loan" means a Conforming Mortgage Loan except for size, but which had an original principal balance in excess of $750,000, but less than or equal to $2,000,000.

      "Super Jumbo Mortgage Loan" means a Residential Mortgage Loan which had an original principal balance in excess of $750,000 but not more than $2,000,000.

      "Swingline Advances" means an Advance made by the Swingline Lender under the special availability provisions described in Section 2.4 bearing interest at the Overnight Transaction Loan Rate.

      "Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans not exceeding the amount set forth as its "Swingline Commitment" on Schedule 1 hereto, as such amount may be modified from time to time pursuant to the terms hereof.

      "Swingline Lender" means Bank One, NA.

      "Swingline Buy-Down Rate" means 0.75 percent (75 basis points) per annum.

      "Swingline Loan" means a Loan that is a Swingline Advance.

      "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

      "Termination Date" means June 30, 2006 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

      "Transferee" is defined in Section 12.5.

      "Transition Memorandum" is defined in Section 4.1(x).

      "Trust Receipt" means a trust receipt substantially in the form of Exhibit 2 to the Security Agreement.

      "Type" means, with respect to any Advance, its nature as an Alternate Base Rate Advance, Eurodollar Advance, Fed Funds Advance or Swingline Advance.

      "Uncleared Loan Funding Checks" shall mean any check or draft issued by the Borrower or other item which represents all or any portion of the amount to be secured by a Pledged Mortgage (or which represents an amount to be paid to the initial mortgagee in consideration of the assignment of a Mortgage from such mortgagee to the Borrower) if such check or draft or other item has not been collected upon and paid to the named payee therein in good funds.

      "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      "VA" means the Veterans Administration or other agency, corporation or instrumentality of the United States as to which the powers and duties of the Veterans Administration have been transferred.

      "VA-Approved Lender" means an institution that is approved by the VA to act as a lender in connection with the origination of any Mortgage Loan guaranteed by the VA.

      "Warehouse Shortfall" means, for any day, the amount (if any) by which (i) the aggregate principal balance of all Loans outstanding on such day exceeds
(ii) the Warehouse Borrowing Base on such day.

      "Warehouse Borrowing Base" means, for any date, that portion of the Borrowing Base on such date attributable to Eligible Collateral other than Eligible Mortgage Servicing Rights and Eligible Servicing Sale Receivables.

      "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                                   THE CREDITS

      2.1   Commitment, Sublimits and Types of Advances.

            2.1.1 Commitment and Lending Sublimits. From and including the date of this Agreement and prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement (including the lending sublimits (the "Lending Sublimits") set forth below), to make Loans to the Borrower from time to time; provided that, on any date, after giving effect to such Loans and all other loans that the Borrower has requested be made on such date under this Agreement:

                  (1) the aggregate principal balance then outstanding under all Loans then held by such Lender shall not exceed the amount of such Lender's then-current Commitment;

                  (2) the aggregate principal balance of all outstanding Swingline Loans held by any Swingline Lender on any date shall not exceed such Swingline Lender's Swingline Commitment; and

                  (3) the aggregate principal balance of all outstanding Advances under this Agreement on such date shall not exceed the lesser of (i) the Aggregate Commitment and (ii) the Borrowing Base.

Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Termination Date. The Commitments to lend hereunder shall expire on the Termination Date.

            2.1.2 Borrowing Base Sublimits by Category. The maximum amount that can be credited toward the Borrowing Base from certain categories of Eligible Collateral shall be limited so that the Borrowing Base value determined under:

            (i) clause (iv) of the definition thereof (Eligible Super Jumbo Conforming Mortgage Loans) shall not exceed twenty percent (20%) of the Aggregate Commitment;

            (ii) clause (v) of the definition thereof (Eligible Non-Conforming Mortgage Loans) shall not exceed fifty percent (50%) of the Aggregate Commitment; provided however that notwithstanding the foregoing, during each month of December and each month of January, the Collateral Value of Eligible Non-Conforming Mortgage Loans may exceed such 50% sublimit so long as Eligible Non-Conforming Mortgage Loans do not at any time exceed sixty percent (60%) of the Aggregate Commitment;

            (iii) clause (vi) of the definition thereof (Eligible Investment
                  Loans) shall not exceed five percent (5%) of the Aggregate Commitment;

            (iv) clause (vii) of the definition thereof (Aggregate Servicing Value) shall not exceed ten percent (10%) of the Aggregate Commitment; and

            (v) clauses (v) (Eligible Non-Conforming Mortgage Loans), (vi) (Eligible Investment Loans) and (vii) (Aggregate Servicing Value) of the Borrowing Base definition, in the aggregate, shall not exceed fifty percent (50%) of the Aggregate Commitment; provided however that notwithstanding the foregoing, during each month of December and each month of January, the aggregate Borrowing Base value attributable to such clauses (v), (vi) and (vii) may exceed such 50% sublimit so long as such aggregate Borrowing Base value does not at any time exceed sixty percent (60%) of the Aggregate Commitment.

            2.1.3 Borrowing Base Sublimits by Asset Type. The maximum amount that can be credited toward the Borrowing Base from certain types of Collateral, which may comprise a full Borrowing Base category or may be included in more than one of such categories, shall be limited (collectively with the limits set forth in Section 2.1.2, the "Borrowing Base Sublimits") so that the Borrowing Base value attributable to:

            (i) Eligible Non-Conforming Super Jumbo Mortgage Loans, which are included as a part of clause (v) of the definition thereof, shall not exceed ten percent (10%) of the Aggregate Commitment; and

            (ii) Eligible Super Jumbo Conforming Mortgage Loans which are included under clause (iv) thereof, and Eligible Non-Conforming Super Jumbo Mortgage Loans, which are included as a part of clause (v) thereof, in the aggregate, shall not exceed twenty percent (20%) of the Aggregate Commitment.

            2.1.4 Types of Advances. Each Advance hereunder shall consist of one or more Primary Advances or Swingline Advances requested by the Borrower in accordance with Sections 2.8 and 2.9. Primary Advances shall be available as provided in Section 2.2 and Swingline Advances shall be available as provided in
Section 2.4.

      2.2 Primary Advances. Subject to the terms and conditions herein (including the Lending Sublimits) the Borrower may request Primary Advances from the Lenders on a pro rata basis in accordance with each such Lender's Commitment Percentage. Primary Advances shall accrue interest at the Eurodollar Rate, the Federal Funds Rate or the Alternate Base Rate, as selected by the Borrower in accordance with Sections 2.8 and 2.9.

      2.3 Buy Down Loans. Notwithstanding anything contained in this Agreement, the Borrower and any individual Lender (a "Buy-Down Lender") may notify the Agent in writing that the Borrower and such Buy-Down Lender have entered into a Buy-Down Agreement with respect to all Fed Funds Loans and/or all Swingline Loans from time to time outstanding and held by such Buy-Down Lender, and, that, pursuant to said Buy-Down Agreement, the interest rate applicable to such Fed Funds Loans and/or such Swingline Loans, as applicable, during any interest calculation period shall be the Buy-Down Rate with respect to such Fed Funds Loans and Swingline Buy-Down Rate with respect to such Swingline Loans and shall be based on the assumption that the Borrower shall maintain sufficient Available Deposits with such Buy-Down Lender. The Agent shall (until otherwise notified by the Borrower and Buy-Down Lender to the contrary) accrue interest on such Fed Funds Loans at the Buy-Down Rate and such Swingline Loans at the Swingline Buy-Down Rate and the Borrower shall pay such interest in accordance with Section 2.17. The Agent shall have no obligation to verify the amount of any Available Deposits supporting the pricing of such Fed Funds Loans and/or Swingline Loans, as applicable, held by any Buy-Down Lender, including without limitation, any deficiency fees or other amounts payable to such Lender by the Borrower under the applicable Buy-Down Agreement. The Borrower shall pay all deficiency fees or other amounts payable under its Buy-Down Agreement with each Buy-Down Lender directly to such Buy-Down Lender within ten (10) calendar days of receipt of a billing statement from such Buy-Down Lender. Any Buy-Down Lender may elect not to make demand for the payment of deficiency fees accruing in respect of any shortage of Available Deposits from time to time and it is expressly agreed and understood that: (1) any such deficiency fee shall not, by reason of such failure of such Buy-Down Lender or otherwise, be deemed to have been waived by such Buy-Down Lender (except as such waiver is expressly acknowledged in writing by such Buy-Down Lender from time to time), and (2) all deficiency fees accrued and unpaid hereunder and not so expressly waived, whether or not previously declared due and owing by any such Buy-Down Lender, shall automatically be due and payable in full upon the Termination Date.

      2.4   Swingline Advances.

            2.4.1 General. Subject to the terms and conditions herein (including the Lending Sublimits), the Borrower may request Swingline Advances from the Swingline Lender. On any Borrowing Date each Swingline Advance requested by the Borrower shall be funded to the Borrower by the Swingline Lender and in such amounts as designated in the Borrowing Notice.

            2.4.2 Swingline Advances to Pay Amounts Due to Swingline Lender. If any amounts are advanced by the Swingline Lender to cover checks or wire transfers from Borrower accounts maintained with the Swingline Lender when there are insufficient funds in such accounts to cover the applicable check or wire transfer and sufficient funds are not deposited in the applicable account before the close of business on the day on which the applicable check or wire transfer request is honored, then the Borrower shall be deemed to have requested, and the Swingline Lender may (but shall not be obligated to) elect to make, a Swingline Advance at the Alternate Base Rate to pay such overdraft amount (even if such a Swingline Advance would cause the aggregate amount of all outstanding Swingline Advances to exceed the Swingline Commitment); provided however, that (i) the Swingline Lender shall not make any such Swingline Advance to the extent such Advance would cause (x) the aggregate unpaid principal amount outstanding under this Agreement to exceed the Borrowing Base or (y) the aggregate principal balance of all outstanding Advances under this Agreement to exceed the Aggregate Commitment, and (ii) the reallocations of any such Swingline Advances among the Lenders shall be as set forth in Section 2.4.3 and Section 2.6.

            2.4.3 Reallocation of Swingline Advances. Upon the election of the Swingline Lender at any time, all outstanding Swingline Advances designated by the Swingline Lender shall be reallocated among all Lenders in accordance with each Lender's Commitment Percentage, and each such Swingline Advance shall thereafter be deemed for all purposes a Fed Funds Advance.

      2.5   Intentionally Omitted.

      2.6 Reallocation Upon Default. At the request of any Lender given after the occurrence of, and during the continuance of, a Default, all Advances shall be reallocated among all Lenders, in accordance with each Lender's Commitment Percentage, and all outstanding Swingline Advances shall thereafter be deemed Alternate Base Rate Advances. Each Lender holding less than its Commitment Percentage of all such Advances shall immediately purchase for cash and at face value such participations in the Loans held by other Lenders, and make such other adjustments, as may be needed to cause each Lender to hold its Commitment Percentage of the Advances. No Lender shall be required to so purchase such participations to the extent that such purchase would cause such Lender's share of the aggregate unpaid principal amount of all Loans then outstanding under this Agreement to exceed its Commitment hereunder. Notwithstanding anything to the contrary contained in this Agreement, after any such reallocation has occurred: (i) the Swingline Commitment shall be zero and (ii) all future Advances, if any, shall be made as Alternate Base Rate Advances.

      2.7   Fees. The Borrower shall pay the following fees (the "Fees"):

            2.7.1 Facility Fees. A facility fee based on the Aggregate Commitment from time to time from and after the date hereof, calculated at the Facility Fee Rate, expressed as a per diem rate on the actual Aggregate Commitment for each day during the preceding full or partial calendar quarter, payable in arrears, on the last day of each calendar quarter and on the Termination Date. This fee shall be paid to the Agent and allocated among the Lenders on a pro rata basis in accordance with their respective Commitments during such quarter.

            2.7.2 Collateral Shortfall Fees.

                  (1) For each day on which a Gestation Shortfall exists, a fee ("Gestation Fee") to the Lenders with Loans outstanding in an amount equal to (A) 0.25% multiplied by (B) such Gestation Shortfall and divided by (C) 360, which Gestation Fee shall be allocated among the Lenders pro-rata in proportion to their respective outstanding Loans on such day.

                  (2) For each day on which a Warehouse Shortfall exists, a fee (" Warehouse Shortfall Fee") to the Lenders with Loans outstanding in an amount equal to (A) 0.15% multiplied by (B) such Warehouse Shortfall and divided by (C) 360, which Warehouse Shortfall Fee shall be allocated among such Lenders pro-rata in proportion to their respective outstanding Loans on such day. The Warehouse Shortfall Fee is in addition to any Gestation Shortfall Fee which may be due.

                  (3) Notwithstanding the fact that the Gestation Fee and Warehouse Shortfall Fee shall be calculated and accrued daily, such fees shall be payable in arrears on the fifth Business Day of each month and upon the Termination Date.

            2.7.3 Amendment Fee. An amendment fee of $2,500 to each Lender for each material amendment (as determined in the sole and absolute discretion of the Agent) to this Agreement other than amendments required to be made under
Section 2.10 of this Agreement (provided that with respect to each amendment, such fee shall only be due to Lenders that sign such amendment by the date requested by the Agent).

            2.7.4 Agent Fees. Any fees payable to the Agent pursuant to the Borrower's prior letter agreement with the Agent dated June 4, 2004.

            2.7.5 Collateral Agent Fees. Any fees payable to Collateral Agent for its services rendered pursuant to the Security Agreement as agreed to by the Borrower and charged by Collateral Agent from time to time.

            2.7.6 Fees Payable in connection with Buy-Down Loans. The Borrower shall pay any fees and other charges when due to any Buy-Down Lender under a Buy-Down Agreement as described in Section 2.3.

      2.8 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than (i) 10:00 a.m. (Chicago time) on the Borrowing Date of each Alternate Base Rate Advance or Fed Funds Advance, (ii) 4:00 p.m. (Chicago time) on the proposed Borrowing Date for each Swingline Advance, and (iii) 11:00 a.m. (Chicago time) at least three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

      (a)   the Borrowing Date, which shall be a Business Day, of such Advance,

      (b) the aggregate amount of such Advance, which shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, except that Swingline Advances shall be in a minimum amount of $100,000 but need not be in multiples of $100,000,

      (c)   the Type of Advance selected, and

      (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, with respect to all Advances other than Swingline Advances, each Lender shall make available its Loan or Loans comprising such Advance, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII; provided that Swingline Advances may be made available up to the close of business. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

      2.9 Conversion and Continuation of Outstanding Advances. An Alternate Base Rate Advance shall continue as an Alternate Base Rate Advance unless and until such Alternate Base Rate Advance is converted into another Type of Advance (other than a Swingline Advance). A Fed Funds Advance shall continue as a Fed Funds Advance unless and until (a) such Advance is converted into a different Type of Advance (other than a Swingline Advance) in accordance with the terms hereof or (b) the Borrower has paid any such Fed Funds Advance prior to 10:00 a.m. (Chicago time) on any Business Day. A Swingline Advance shall continue as a Swingline Advance unless and until the Borrower has paid such Swingline Advance prior to 3:00 p.m. (Chicago time) on any Business Day. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into an Alternate Base Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Interest Period or be converted into an Advance of another Type (other than a Swingline Advance). Swingline Advances may be repaid out of new Advances hereunder but may not be converted directly to a different Type of Advance. The Borrower may elect from time to time to convert all or any part of an Advance of any Type (other than a Swingline Advance) into any other Type or Types of Advances (other than a Swingline Advance); provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Alternate Base Rate Advance or Fed Funds Advance or conversion or continuation of a Eurodollar Advance not later than (i) 10:00 a.m. (Chicago time) on the date of the requested conversion, in the case of a conversion into an Alternate Base Rate Advance or Fed Funds Advance or (ii) 11:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion into or continuation of a Eurodollar Advance, specifying:

            (i) the requested date which shall be a Business Day, of such conversion or continuation,

            (ii) the aggregate amount (which meets the minimums set forth in Section 2.8(b)) and Type of the Advance which is to be converted or continued, and

            (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

      2.10 (a) Reductions to Aggregate Commitment. The Borrower may from time to time permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least ten Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction. On or before the effective date of any such reduction, the Borrower shall, if necessary, repay sufficient Loans to prevent the remaining outstanding Loans hereunder, after giving effect to such permanent reduction, from exceeding the Lending Sublimits. Upon any reduction of the Aggregate Commitment, upon the election of the Swingline

Lender, the reduction in such Lender's Commitment may also reduce its Swingline Commitment on a pro rata basis.

            (b) Temporary Increases in Aggregate Commitment. The Borrower shall have the right to temporarily increase the Aggregate Commitment from its then-current level to an amount not greater than the Maximum Aggregate Commitment and for a period not in excess of 45 days, by obtaining an additional Commitment or Commitments from one or more of the Lenders, provided that the Borrower shall not be permitted to temporarily increase the Aggregate Commitment more than four (4) times in any calendar year. Each such increase shall be evidenced by an amendment in the form attached hereto as Exhibit K, which amendment shall be executed by the Borrower, the Agent and each Lender increasing its Commitment thereby. Each such amendment shall amend Schedule 1 to the extent necessary to reflect the changes in the Commitments hereunder, and the Agent shall promptly deliver a copy of such amendment to each Lender. On the Business Day following any such increase, all outstanding Fed Funds Advances and Alternate Base Rate Advances shall be reallocated among the Lenders in accordance with the Lenders' respective Commitment Percentages. Except as otherwise provided in Section 2.6, Eurodollar Advances shall not be reallocated among the Lenders prior to the expiration of the applicable Interest Period in effect at the time of any such increase.

            (c) Permanent Increases to Aggregate Commitment. The Borrower shall have the right to permanently increase the Aggregate Commitment to an amount not greater than the Maximum Aggregate Commitment by obtaining additional Commitments, either from one or more of the Lenders or from another lending institution provided that (A) the Agent has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (B) any such new Lender assumes all of the rights and obligations of a "Lender" hereunder, and
(C) the Borrower may so permanently increase the Aggregate Commitment not more than two (2) times between July 30, 2004 and the Termination Date. Each such increase shall be evidenced by an amendment in the form attached hereto as Exhibit N and shall only require the written signatures of the Agent, the Borrower and Lender being added or increasing its Commitment. In addition, each such amendment shall revise Schedule 1 reflecting such increase and the Agent shall promptly distribute such amendment and revised Schedule to each of the Lenders and the Borrower. On the Business Day following any such increase, all outstanding Fed Funds Advances and Alternate Base Rate Advances shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders' respective revised Commitment Percentages. Except as otherwise provided in Section 2.6, Eurodollar Advances shall not be reallocated among the Lenders prior to the expiration of the applicable Interest Period in effect at the time of any such increase.

      2.11  Principal Payments.

            2.11.1 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Alternate Base Rate Advances or Fed Funds Advances, or, in a minimum aggregate amount of $100,000 or any integral multiple of $100,000 or excess thereof, any portion of the outstanding Alternate Base Rate Advances or Fed Funds Advances upon prior written notice to the Agent (and if a Fed Funds Advance, within the timeframe described below). The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent. Fed Funds Advances and Swingline Advances may be paid on any Business Day provided that the Borrower has given the Agent written notice of such repayment on the date of such intended payment by (i) 10:00 a.m. (Chicago time) for Fed Funds Advances and (ii) noon (Chicago time) for Swingline Advances. All optional principal payments shall be applied to the Type of Advance designated by the Borrower when making such payment, provided that any payments received during the continuance of a Default and

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

after Section 2.6 has been invoked shall be applied on a pro rata basis to all Advances then outstanding. Payments so allocated to an Advance shall be distributed to the Lenders holding the Loans comprising such Advance on a pro rata basis in accordance with the respective unpaid principal balances of such Loans.

            2.11.2 Required Payments Related to Borrowing Base. On any date that the aggregate unpaid principal amount outstanding under this Agreement is in excess of the then-current Borrowing Base, the Borrower shall, prior to the close of business on such date, either deliver sufficient Eligible Collateral to eliminate such excess or make a mandatory payment to the Agent for the benefit of the Lenders in the amount of such excess. Any such payment shall be allocated as directed by the Borrower unless a Default then exists and Section 2.6 has been invoked in which case such payment shall be allocated in accordance with the Lenders' respective outstanding Loans and in conjunction with the procedures described in Section 2.6, with such payments applied first to accrued interest and thereafter to principal.

            2.11.3 Settlement Account Payments. Prior to the occurrence of a Default, to the extent the amounts in the Settlement Account are not needed to keep the Borrowing Base equal to or greater than the aggregate unpaid principal amount outstanding under this Agreement, the Borrower may withdraw or otherwise direct the application of such amounts. Upon the occurrence of a Default (and during the continuance thereof), the Agent may declare a portion of the principal balance of the Loans, equal to any amounts then on deposit in the Settlement Account and any deposits made in the Settlement Account during the continuance of such Default, to be due and payable without demand (unless previously declared due and payable). Such amount shall be withdrawn from the Settlement Account by the Agent and shall be applied to the Obligations.

            2.11.4 Final Payment on Termination Date. Any outstanding Advances and all other unpaid Obligations, unless required to be paid earlier pursuant to the terms hereof, shall be paid in full by the Borrower on the Termination Date.

            2.11.5 Pulte Change in Control. If a Pulte Change in Control shall occur, all Commitments shall be terminated and all amounts outstanding under this Agreement shall become due and payable upon the election of the Required Lenders.

      2.12 Changes in Interest Rate, etc. Each Alternate Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into an Alternate Base Rate Advance pursuant to
Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as an Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. The interest rate on each Swingline Advance or Fed Funds Advance shall be recalculated daily for each day that such Swingline Advance or Fed Funds Advance is continued under
Section 2.9. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Section 2.8 and 2.9 and otherwise in accordance with the terms hereof. Not more than four (4) different Interest Periods may be in effect at any time and no Interest Period may end after the Termination Date.

      2.13 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may,

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

at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.1 requiring unanimous consent of the Lenders to reductions in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.1 requiring unanimous consent of the Lenders to reductions in interest rates) declare that (i) each Eurodollar Advance (unless such Advances have been reallocated pursuant to Section 2.6) shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Advance (other than those under clause
(i) above) shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2% per annum; provided that, during the continuance of a Default under
Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

      2.14 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, on the date when due by (i) noon (Chicago time) with respect to all Advances other than Swingline Advances and (ii) 4:00 p.m. (Chicago time) with respect to Swingline Advances and all such payments shall be applied in accordance with Section 2.11.1. Notwithstanding the foregoing, if the Borrower fails to give the Agent notice of repayment of a Fed Funds Advance before 10:00 a.m. (Chicago time) on the Business Day that the Borrower intends to repay such Fed Funds Advance, any payment of such Fed Funds Advance received by the Agent on such Business Day shall be deemed to have been received by the Agent at the opening of business on the following Business Day. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

      2.15  Noteless Agreement; Evidence of Indebtedness.

            (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (ii) Subject to Section 2.3, the Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

            (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

            (iv) Any Lender may request that its Loans be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

      2.16 Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

      2.17 Interest Payment Dates; Interest and Fee Basis. Subject to Section 2.3, interest shall be payable in accordance with the following provisions. Interest accrued on each Advance other than a Eurodollar Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received at the place of payment prior to the time required for payment as set forth in Section 2.14. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      2.18 Notification by the Agent. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly upon determination thereof, the Agent will notify each Lender making a portion of any Eurodollar Advance and the Borrower of the interest rate applicable to each Eurodollar Advance. When any Fed Funds Advances or Alternate Base Rate Advances are outstanding or have been requested, the Agent will give each Lender making or holding any such Loans and the Borrower prompt notice of each change in such rates.

      2.19 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

      2.20 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in

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

the case of a Lender, the proceeds of a Loan or an Advance or (ii) in the case of the Borrower, a payment of principal (including but not limited to situations in which the Borrower informs the Agent that the Agent will be receiving proceeds of Collateral on a specific date and that the Borrower intends to use such proceeds to make a payment of principal), interest or Fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment due from a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment due from the Borrower, the interest rate applicable to the relevant Loan.

                                  ARTICLE III
                             CHANGE IN CIRCUMSTANCES

      3.1 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i) subjects any Lender or any applicable Lending Installation to any Taxes or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

            (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

            (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of its Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in an amount received.

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

      3.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means
(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

      3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances or Fed Funds Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Advances of the affected Type to be repaid or converted to Alternate Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

      3.4 Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made, continued or converted on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

      3.5   Taxes.

            (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

            (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

            (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
      Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

            (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

            (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

            (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

            (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

      3.6   Lender Statements; Survival of Indemnity.

            (i) To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1,
      3.2 and 3.5 or to avoid the unavailability of a Type of Advance under
      Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable within fifteen (15) days after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

            (ii)  If the Borrower is required pursuant to Section 3.1, 3.2, or
      3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue a Type of Advance shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2, and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

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

                                   ARTICLE IV
                 CONDITIONS PRECEDENT; WITHHOLDING TAX EXEMPTION

      4.1 Effectiveness. This Agreement shall not be effective and no Lender shall be required to make the initial Advance hereunder until a date (the "Effective Date") upon which the Borrower has furnished or caused to be furnished to the Agent:

            (i) Copies of the articles or certificate of organization of the Borrower, together with all amendments, certified by the appropriate governmental officer in its jurisdiction of organization.

            (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its operating or other management agreement and of resolutions of its members and of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

            (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

            (iv) A good standing certificate for the Borrower from the Secretary of State of its state of organization.

            (v) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

            (vi) A written opinion of the Borrower's counsel, addressed to the Lenders in a form acceptable to Agent.

            (vii) Any Notes requested by a Lender pursuant to Section 2.15 payable to the order of each such requesting Lender.

            (viii) A fully executed Security Agreement, together with such executed UCC-1 financing statements as the Agent may reasonably request.

            (ix) Executed Acknowledgment Agreements with respect to the Pledged Servicing, in form and substance satisfactory to the Agent.

            (x) An agreement between the Borrower and the Agent on behalf of the lenders under the Prior Facility and the Lenders under this Agreement as to the repayment or conversion of loans outstanding to the Borrower under the Prior Facility and, the treatment of any interest and fees accrued thereon (the "Transition Memorandum").

            (xi) Payment of all Fees due and payable on or before the Effective Date.

            (xii) Establishment of the Settlement Account and the Funding
      Account.

            (xiii) A copy of each form of Approved Investor Commitment that the Borrower currently utilizes for any Mortgage Loan that is not a Conforming Mortgage Loan.

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

            (xiv) Such other documents as any Lender or its counsel may have reasonably requested.

      4.2 Each Advance. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing Date:

            (i)   There exists no Default or Unmatured Default.

            (ii) The representations and warranties contained in Article V are true and correct in all material respects as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

            (iii) All legal matters incident to the making of such Advance shall be reasonably satisfactory to the Lenders and their counsel.

      Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that each Pledged Item included in the Borrowing Base constitutes Eligible Collateral, and that after giving effect to the amount of the Advance being requested, (a) the conditions contained in Sections 4.2(i) and (ii) have been satisfied, (b) the Borrower has provided the Collateral Agent with the true and correct information including the GAAP Carrying Values (correctly calculated in accordance with the provisions of this Agreement) necessary to calculate the Collateral Value for all Eligible Collateral, (c) the then current Borrowing Base is equal to or greater than the aggregate unpaid principal amount outstanding under this Agreement and (d) no Lending Sublimit has been exceeded.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lenders that:

      5.1 Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and, except for the State of Rhode Island, has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The failure of Borrower and its Subsidiaries to be authorized to conduct business in Rhode Island could not reasonably be expected to have a Material Adverse Effect.

      5.2 Authorization and Validity. The Borrower has the power and authority to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper limited liability company proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      5.3 No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries if any such violation could reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder if any such violation, conflict or default could reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents (other than filings to perfect the Liens granted pursuant to the Security Agreement).

      5.4 Financial Statements. The December 31, 2003 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

      5.5 Material Adverse Change. Since December 31, 2003, there has been no change in the business, Property, financial condition or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      5.6 Taxes. The Borrower and, to its knowledge, its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No material tax liens have been filed and no material claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and the Subsidiaries in respect of any taxes or other governmental charges are adequate. Each of the Borrower and each of its Subsidiaries that is a limited liability company qualifies for disregarded entity tax treatment under United States federal tax law.

      5.7 Litigation and Contingent Obligations. Except as set forth on Schedule "3" hereto and as otherwise disclosed in the Borrower's annual financial statements referred to in Section 5.4, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their executive officers, threatened against or affecting the Borrower or any of its Subsidiaries which (i) in the Borrower's reasonable judgment have a reasonable possibility of being determined adversely to the Borrower or any Subsidiary, and (ii) if so determined adversely to the Borrower or any Subsidiary, as the case may be, would be reasonably likely to, singly or in the aggregate, have a material adverse effect on the financial condition, or on the respective properties or operations, of the Borrower and its Subsidiaries taken as a whole or the transactions contemplated by this Agreement, the Security Agreement and the Notes. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

      5.8 Subsidiaries. Schedule "4" hereto contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

      5.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $500,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multi-employer Plans in excess of $500,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

      5.10 Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

      5.11 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

      5.12 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness or any Rate Management Transaction.

      5.13 Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

      5.14 Ownership of Properties. Except as set forth on Schedule "5" hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

      5.15 Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section

4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

      5.16 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      5.17 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      5.18 GNMA, FHA, VA, FNMA, and FHLMC Eligibility. The Borrower is: (i) an FHA-Approved Mortgagee in good standing, a VA-Approved Lender, a FHLMC-Approved Lender and a FNMA-Approved Lender and meets all eligible requirements of law and governmental regulation so as to be eligible to originate, purchase, hold and service Mortgage Loans insured by FHA or supporting any Security; (ii) an approved seller and servicer in good standing of Mortgage Loans to each Federal Agency; and (iii) an approved issuer and servicer in good standing of Securities for FHLMC, FNMA and GNMA and meets all FHLMC, FNMA and GNMA requirements, requirements of law and governmental regulations so as to be able to issue Securities and to originate and service the Mortgage Loans that secure such Securities.

      5.19 Approved Investor Commitments. The forms of Approved Investor Commitment with respect to Mortgage Loans, other than Conforming Mortgage Loans, which were delivered to the Agent on the Effective Date are still valid and currently in use and, except to the extent new forms or changes to the existing forms of Approved Investor Commitment have been delivered to the Agent, represent the only forms of Approved Investor Commitment used by the Borrower for such purposes.

      5.20 Accuracy of Representations and Warranties. The representations and warranties of the Borrower contained in each other document delivered in connection with this Agreement are, or when such document is delivered will be, true and correct in all material respects when made.

      5.21 No Defaults. No Default or Unmatured Default has occurred and is continuing.

      5.22 USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

                                   ARTICLE VI
                                    COVENANTS

      During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

      6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

            (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, reasonably acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and changes in shareholders' equity statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.

            (ii) Within 15 days after the close of each month of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss statements (showing a breakout of servicing sales gains attributed to servicing originated in prior periods), a change in shareholders equity statement for the period from the beginning of such fiscal year to the end of such month, all certified (subject to normal year-end adjustments) by its chief financial officer.

            (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit "F" hereto signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement as currently in effect (regardless of whether this Agreement was in effect at the date for which such financial statements were prepared) and that no Default or Unmatured Defaults exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

            (iv) As soon as available but in any event within fifteen (15) days after the end of each calendar month, a servicing report and analysis which shall show the status of all mortgages serviced by the Borrower including those which are delinquent, all in such form and detail and including such additional information as the Agent may reasonably request. Such servicing report shall show separately information concerning any mortgages or securities with respect to which there is recourse to the Borrower.

            (v) As soon as available but in any event within fifteen (15) days after the end of each month, a secondary marketing report for such month reasonably satisfactory to the Agent.

            (vi) Within five (5) Business Days after request of Agent, copies of all documents submitted in connection with any audits by any of FNMA, FHLMC or GNMA; within ten (10) Business Days after request of Agent, copies of all compliance and audit reports received from any of FNMA, FHLMC or GNMA; and promptly upon receipt, a copy of any notice from (i) any Federal Agency to the effect that it is or is contemplating withdrawing its approval of the Borrower as a FHA-Approved Mortgagee, FHLMC-Approved Lender, FNMA-Approved Lender or VA-Approved Lender or as an approved seller and servicer for FNMA, FHLMC or GNMA or (ii) any private mortgage insurer which insures any of the Collateral to the effect that it is contemplating withdrawing its approval of the Borrower as an approved originator of insured Mortgage Loans.

            (vii) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

            (viii) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

            (ix) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

            (x) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

            (xi) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

            (xii) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

            (xiii) Within fifteen (15) days after the end of each month, the Borrower shall deliver to the Agent and the Collateral Agent a report (each such report, a "Servicing Rights Certificate") setting forth (A) the Servicing Take-Out Value of the Eligible Mortgage Servicing Rights as of the end of such month, which amount shall be computed in accordance with the values contemplated for such servicing under the terms of a valid Approved Servicing Sale Agreement and in accordance with FAS 140 with appropriate deductions, if any, necessary to account for any capitalized servicing rights which may be shown on the Borrower's balance sheet but which do not constitute Eligible Mortgage Servicing Rights (whether due to failure to satisfy all of the eligibility requirements of the effect of borrowing base sublimits, or otherwise), and (B) the amount of the Eligible Servicing Sale Receivables as of the end of such month; which report shall be presented on a consistent basis and in accordance with GAAP. If title to any servicing rights constituting Eligible Mortgage Servicing Rights is to be transferred by the Borrower and the sum of the resulting initial purchase price payment to be made directly to the Cash and Collateral Account (if any) and Eligible Servicing Sale Receivable (if any) will be less than the Servicing Take-Out Value of the Eligible Mortgage Servicing Rights so sold, the Borrower shall deliver a report (a "Servicing Transfer Report") to the Agent and the Collateral Agent on or prior to the date of transfer of title to the Eligible Mortgage Servicing Rights indicating (i) the amount of the resulting reduction in the Servicing Take-Out Value, (ii) the amount of the initial purchase price payment to be made if such payment is to be made to the Cash and Collateral Account, and (iii) the amount of the resulting Eligible Servicing Sale Receivable, if any (which report shall be certified as to fairness of presentation, Agreement Accounting Principles and consistency by the chief financial officer of the Borrower). If the Borrower at any time determines that the amount of the Take-Out Value of Eligible Mortgage Servicing Rights or the amount of Eligible Servicing Sale Receivables is less than the amounts of such Collateral that are then included in the calculation of Aggregate Servicing Value (e.g. because the Borrower has determined that certain Pledged Servicing or Servicing Sale Receivables no longer meet the applicable eligibility criteria), then the Borrower shall immediately notify the Agent and the Collateral Agent of the applicable change (a "Reduced Servicing Notice").

      6.2 Use of Proceeds. The Borrower will, and will cause each Subsidiary to, only use the proceeds of the Advances for the purposes described in the recitals hereto, to pay interest, Fees, expenses and other Obligations, to pay Indebtedness of the Borrower existing on the date hereof and to repay outstanding Advances. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or to make any Acquisition (other than those permitted by Section 6.14) or to make any Acquisition for which the board of directors of the Person being acquired has not consented to such Acquisition.

      6.3 Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

      6.4 Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted. The Borrower will, and will cause each Subsidiary which is a material part of the Borrower's overall business operations to, do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The Borrower will use best efforts to adhere in all material respects to customary practices and standards in the industry insofar as adherence to such practices and standards would require the Borrower to cause obligors whose indebtedness is secured by Pledged Mortgages to comply with their obligations under such Pledged Mortgages with respect to the real estate securing such indebtedness, including without limitation, the payment of all taxes and insurance premiums related thereto and maintenance of such real estate in compliance with all laws.

      6.5 Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that the Borrower or any of its Subsidiaries is organized as a limited liability company, each such limited liability company will qualify for disregarded entity tax treatment under United States federal tax law.

      6.6 Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried. The Borrower will at all times, upon request of the Agent, furnish to the Agent copies of its, and each of its Subsidiaries', current Mortgage Bankers Blanket Bond and of its, and each of its Subsidiaries', insurance policy containing errors and omissions coverage or mortgage impairment coverage, and such Bonds and policies, to the extent possible, shall each provide that it is not cancelable without thirty (30) days prior written notice to the Agent.

      6.7 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, all Environmental Laws, non-compliance with which could, singly or in the aggregate, reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole, unless the same shall be contested by the Borrower or such Subsidiary, as the case may be, in good faith and by appropriate proceedings and such contest shall operate to stay the material adverse effect of any such non-compliance.

      6.8 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

      6.9 Inspection. Upon reasonable prior notice, the Borrower will, and will cause each Subsidiary to, permit the Agent, the Collateral Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent, the Collateral Agent or any Lender may designate; provided that the Secured Parties shall exercise the foregoing rights in a manner which is not unreasonably disruptive to the business or operations of the Borrower.

      6.10 Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock or cash distributions from any Subsidiary to the Borrower) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, (collectively, "Restricted Payments") if any Default continues or if the making of any such Restricted Payment would cause an Event of Default or an Unmatured Default.

      6.11  Intentionally Omitted.

      6.12 Merge. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary. The Borrower may, after prior written notice to the Agent and Lenders, take such action with respect to any Subsidiary which is not a material part of the Borrower's overall business operations.

      6.13 Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person, except:

            (i) Sales of Mortgage Loans, Securities and Servicing Rights in the ordinary course of business.

            (ii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than Mortgage Loans and Securities in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

            (iii) Transfers of a Subsidiary's assets to another Subsidiary or to the Borrower.

      6.14 Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become

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

or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

            (i)   Cash Equivalent Investments.

            (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule "4" hereto.

            (iii) Investments in the ordinary course of the Borrower's mortgage banking business to purchase: (a) Mortgage Loans, collateralized mortgage obligations and Securities (and in connection with commitments to purchase the same); (b) servicing rights and mortgage servicing contracts of another Person engaged in mortgage-related businesses; and (c) real estate acquired by foreclosure.

            (iv) Investments in the ordinary course of the Borrower's mortgage banking business to enter into Rate Hedging Agreements to the extent permitted pursuant to the provisions of this Agreement.

            (v)   Investments in Hipotecaria Su Casita, S.A. de C.V.

            (vi)  Investments in Affiliated Special Ventures.

            (vii) Investments in Joliet Mortgage Reinsurance Company.

            (viii) Investments in the aggregate in Pulte Funding, Inc., a wholly-owned subsidiary of the Borrower.

            (ix) Investments other than those described in the preceding clauses (i)-(viii), so long as the aggregate amount of all such other Investments does not exceed $1,000,000.

      6.15 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

            (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

            (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

            (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

            (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

            (v) Liens existing on the date hereof and described in Schedule "5" hereto.

            (vi) Liens in favor of the Agent and the Collateral Agent, for the benefit of the Lenders, granted pursuant to the Security Agreement.

            (vii) Liens incidental to the conduct of the Borrower's mortgage related businesses or the ownership of its property or arising out of transactions entered in the ordinary course of the Borrower's mortgage related businesses which do not secure Indebtedness and do not, in the aggregate, materially detract from the value of its properties in the aggregate or materially impair the use thereof in the ordinary course of the Borrower" business.

            (viii) Liens (not otherwise permitted hereunder) which secure obligations (as to the Borrower and all Subsidiaries) incidental to forward delivery contracts or repurchase agreements in the ordinary course of the Borrower's mortgage related businesses.

            (ix) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

            (x) Liens of Liens of landlords, arising solely by operation of law and which are not avoidable as a matter of law, on fixtures and moveable property located on premises leased in the ordinary course of business, provided, that the rental payments secured thereby are not yet due.

            (xi) Liens arising out of judgments or awards against the Borrower or any Subsidiary with respect to which the Borrower or such Subsidiary is prosecuting an appeal or proceeding for review and the Borrower or such Subsidiary is maintaining adequate reserves in accordance with Agreement Accounts' Principles.

            (xii) Liens upon real and/or tangible personal property, which property was acquired after December 31, 2003 (by purchase, construction or otherwise) by the Borrower or its Subsidiaries, each of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof at the request or direction of the Borrower, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the respective property; provided, that no such Lien shall extend to or cover any property of the Borrower or such Subsidiary other than the respective property so acquired and improvements thereon.

            (xiii) Liens on assets of corporations which become Subsidiaries after the date of this Agreement; provided, that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary (other than any such spreading resulting from "after-acquired property" clauses in existence on the date such corporation became a Subsidiary) and (iii) the amount of Indebtedness secured thereby is not increased;

            (xiv) Subject to the requirements of Section 6.18, Liens on Mortgage Loans and Securities owned by the Borrower or its Subsidiaries (other than Mortgage Loans or Securities constituting Collateral) to secure Indebtedness incurred from sources other than the Lenders for the purpose of originating or acquiring Mortgage Loans or Securities.

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

      6.16 Affiliates. The Borrower will not, and will not permit any Subsidiary to, (i) enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable in any material respect to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction, (ii) make any loans or advances to any Affiliates with financial terms more advantageous to such Affiliate than the terms of loans and advances made to the Borrower (or the applicable Subsidiary) from such Affiliate, or
(iii) make any net loans or advances to any Affiliate which would cause any violation of Section 6.17.1 or 6.17.2; or, while any Default or Unmatured Default is continuing, make any payments, loans or advances of any type to any Affiliate.

      6.17  Financial Covenants.

            6.17.1 Leverage Ratio. The Borrower will not permit the Leverage Ratio, at any time, to exceed 12.0 to 1.0.

            6.17.2 Net Worth. At all times, maintain a Consolidated Tangible Net Worth of at least Thirty Million Dollars ($30,000,000).

            6.17.3 Indebtedness. The Borrower will not permit the aggregate Indebtedness of the Borrower and its Subsidiaries plus the amount of Uncleared Loan Funding Checks to exceed at any time the sum of the following:

            (i) one hundred percent (100%) of the value of the Borrower's unrestricted cash and Cash Equivalent Investments and other "short term investments";

            (ii) ninety-five percent (95%) of the value of the Borrower's "mortgage loans held for sale"; and

            (iii) seventy-five percent (75%) of the Aggregate Servicing Value.

      Terms set forth in quotes in this Section shall have the meanings given such terms in the Borrower's consolidated financial statements.

            6.17.4 Maintenance of Net Income. Allow the Borrower and its consolidated Subsidiaries to suffer, as of the end of any calendar quarter, an aggregate net loss (as determined under Agreement Accounting Principles) over the course of the immediately preceding four calendar quarters; provided that any equity contribution made to the Borrower by the Parent within 30 days after generation of the financial statements for a given quarter shall (for purposes of this Section 6.17.4 be considered net income earned by the Borrower during the quarter immediately preceding the date of such contribution (i.e., equity contributions in the amount of net losses can "cure" such losses for purpose of this Section ).

      6.18 Compliance with Security Agreement. The Borrower will not fail to perform in any material respect any of its obligations under the Security Agreement or enter into similar security agreements for Mortgage Loans not included in Collateral with any Person other than the Collateral Agent; provided, however, that this Section shall not (i) prohibit the Borrower from entering into other custodial agreements relating to the possession of Mortgage Loans not included in Collateral so long as such agreements are not made for the purpose of or in connection with the granting of a security interest in such Mortgage Loans, or (ii) prohibit the Affiliate of the Collateral Agent which acts in a custodial capacity in connection with the certification of Mortgage Loans for exchange by a Federal Agency from acting in such custodial capacity in conformance with the terms of the Security Agreement. Security interests in Mortgage Loans given for confirmatory purposes in connection with the sale of such Mortgage Loans by the Borrower to investors shall not be considered agreements "made for the purpose of or in connection with the granting of a security interest in such Mortgage Loans" within the meaning of the preceding sentence. The Borrower will direct the Collateral Agent to ship Collateral only to Approved Investors or otherwise consistent with the provisions of the Loan Documents; provided, however, the Borrower may direct the Collateral Agent to ship Collateral to Pulte Funding, Inc. if the release of such Collateral is in accordance with the provisions of Section 8.3 of this Agreement and such release does not result in a breach of Section 8.3 of this Agreement.

      6.19 Recourse Servicing. The Borrower will not at any time be a party to any Servicing Agreements constituting Recourse Servicing other than Approved Recourse Servicing.

      6.20 Federal Agency Approvals. The Borrower (i) will maintain its status as a FHA Approved Mortgagee, remain eligible to obtain VA guaranties of Mortgage Loans and remain approved by each Federal Agency as a seller/servicer and (ii) will not permit any Federal Agency which insures any material portion of the Mortgage Loans owned or serviced by the Borrower to withdraw its approval of the Borrower.

      6.21 Approved Investor Commitments. The Borrower shall maintain Approved Investor Commitments which cover all Pledged Mortgages and Pledged Securities and perform all of its obligations in connection with such Approved Investor Commitments.

      6.22 Negative Pledges. The Borrower shall not enter into any agreement pursuant to which it agrees (i) not to grant a lien to third parties unless such provision allows for the lien of the Agent, the Collateral Agent and the Lenders contemplated under the Loan Documents or (ii) to grant another creditor a pari passu security interest in and to the Collateral when a security interest is granted to the Agent, the Collateral Agent and the Lenders pursuant to the Loan Documents.

      6.23 Keeping of Records and Books of Account. The Borrower shall keep or cause to be kept adequate records and books of account in which complete entries will be made in accordance with Agreement Accounting Principles, consistently applied (except for changes concurred in by the Borrower's independent auditors) reflecting all financial transactions of the Borrower and its Subsidiaries.

      6.24 Hedging Program. The Borrower shall at all times maintain a Hedging Program which represents a reasonable means for the Borrower to hedge certain interest rate risks associated with the mortgage banking business, and is a customary and standard Hedging Program comparable to that of other similarly situated mortgage banking companies.

      6.25 Agreements to Pledge Mortgage Loans. Borrower shall not pledge to any Person, or grant a security interest in favor of any Person in, any Mortgage other than the security interest granted to the Collateral Agent for the benefit of the Lenders pursuant to the Security Agreement.

                                  ARTICLE VII
                                    DEFAULTS

      The occurrence of any one or more of the following events shall constitute a Default:

      7.1 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any

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

Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made (it being understood that if any of the representations and warranties made pursuant to the definition of "Borrowing Base" are not true and correct as of any date with respect to any Pledged Item, such Pledged Item shall be removed from Eligible Collateral as the sole remedy for such failure).

      7.2 Nonpayment of principal of any Loan when due (including but not limited to payments required pursuant to Section 2.11.2, Section 2.11.4 and
Section 2.11.5), or nonpayment of interest upon any Loan or of any Fee under any of the Loan Documents within five Business Days after the same becomes due or nonpayment of any amount, other than principal or interest or Fees, payable under this Agreement shall not be paid when due and payable and shall remain unpaid for five (5) Business Days after written notice to the Borrower of such nonpayment.

      7.3 The breach by the Borrower of any of the terms or provisions of Sections 6.2, 6.4, 6.10, 6.11, 6.12, 6.13, 6.15, 6.17, or 6.20 and 6.25.

      7.4 The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty days after the earlier to occur of (i) receipt of written notice from the Agent or any Lender of such breach or (ii) the date that the Borrower obtains knowledge of such breach.

      7.5 Failure of the Borrower or any of its Subsidiaries, Pulte Homes, or the Parent to pay when due any Indebtedness (provided that for purposes of this Section 7.5, the definition of "Indebtedness" shall include, in addition to all amounts and items described in the definition of "Indebtedness" set forth in
Article I of this Agreement, exposure under Rate Management Transactions) aggregating in excess of $10,000,000 ("Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance beyond the applicable grace period with respect thereto, if any of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity, and in either case any applicable notice or cure period has expired and such default has not been waived in writing by the holder of such Material Indebtedness; or any Material Indebtedness of the Borrower, any of its Subsidiaries, Pulte Homes, or the Parent shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof, and any applicable notice or cure period has expired and such default has not been waived in writing by the holder of such Material Indebtedness, or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

      7.6 The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, partnership or other action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

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

      7.7 Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 45 consecutive days.

      7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

      7.9 The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of the aggregate $10,000,000, or (ii) non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments, in any case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

      7.10  Any Change in Control shall occur.

      7.11 The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

      7.12 The Security Agreement shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of the Security Agreement, or the Security Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Security Agreement, or the Borrower shall fail to comply with any of the terms or provisions of the Security Agreement and such failure to comply is not cured within thirty days after written notice to the Borrower of such failure to comply.

      7.13 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000 or any Reportable Event shall occur in connection with any Plan and as a result of such event or condition, together with all other such events or conditions, the Borrower or any Affiliate could reasonably incur a liability in excess of $10,000,000 to a Plan or the PBGC (or any combination of the foregoing).

      7.14 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multi-employer Plan that it has incurred withdrawal liability to such Multi-employer Plan in an amount which, when aggregated with all other amounts required to be paid to Multi-employer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $500,000 per annum.

      7.15 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000.000.

      7.16 The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower or any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) and (ii), could reasonably be expected to have a Material Adverse Effect.

      7.17 The representations and warranties set forth in "Section 5.15 Plan Assets; Prohibited Transactions" shall at any time not be true and correct.

      7.18 Any of this Agreement, the Notes or the Security Agreement shall, at any time after its execution and delivery, for any reason cease to be in full force and effect (unless such occurrence is in accordance with its terms or after payment thereof) or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny that it has any further liability or obligation thereunder.

                                  ARTICLE VIII
                   COLLATERAL, ACCELERATION AND OTHER REMEDIES

      8.1 Security and Collateral Agency Agreement. Pursuant to the Security Agreement, a security interest in and a continuing lien upon the Collateral has been created in favor of the Collateral Agent for the benefit of the Lenders.

      8.2 AP Mortgages. The Borrower agrees that while it is in possession of any Required Mortgage Documents for an AP Mortgage, it will hold same in trust and as agent and bailee for the Collateral Agent, without authority to make any other disposition thereof, or of the proceeds thereof, except as may be otherwise permitted in writing by the Collateral Agent. The Borrower assumes the responsibility for loss or destruction of any such Required Mortgage Documents until the same are delivered to the Collateral Agent.

      8.3 Release of Collateral. Upon the request of the Borrower delivered from time to time to the Agent and the Collateral Agent in connection with the proposed sale of any Collateral, the Agent shall authorize the Collateral Agent to release Collateral specified in such notice from the lien of this Agreement, if, but only if, (i) at the time of such release no Default shall have occurred and then be continuing, (ii) the Borrowing Base, after giving effect to such release, is at least equal to the aggregate principal amount of loans outstanding under this Agreement or any payment under Section 2.11 which may be required as a result of such release has been made and (iii) the release of such Collateral will not create a violation of any Lending Sublimit or Borrowing Base Sublimit.

      8.4 Cash and Collateral Account; Settlement Account; Reconciliation Process; and Funding Account.

            (i) The Collateral Agent has established in its name, as collateral agent, a "cash and collateral" account with Bank One, NA (the "Cash and Collateral Account") into which shall be deposited all cash proceeds from the sale of any Pledged Item, all as described in the Collection and Paying Agreement.

            (ii) There is hereby established with the Agent, for the benefit of the Secured Parties, a separate "cash collateral" account of the Borrower, Account #1073857 ("Settlement Account") into which shall, in certain circumstances, be deposited certain cash proceeds from the Cash and Collateral Account as described herein and in the Collection and Paying Agreement. The Settlement Account shall be included in the Collateral and the Borrower hereby pledges and assigns to the Agent for the benefit of the Secured Parties and grants to the Agent for the benefit of the Secured Parties, a first priority security interest in the Settlement Account to secure payment of the Secured Obligations. Only the Agent shall have access to the Settlement Account.

            (iii) No later than 3:30 p.m. (Chicago time) each Business Day the Borrower shall arrange for the Collateral Agent to notify the Borrower and the Agent of the amount of Reconciled Non-Security Proceeds deposited into the Cash and Collateral Account since the report of Reconciled Non-Security Proceeds on the prior Business Day, and (so long as no Event of Default is continuing and the Borrowing Base is equal to or greater than the total outstanding Loans) the Collateral Agent shall transfer such newly deposited Reconciled Non-Security Proceeds into the Borrower's operating account or apply them as otherwise directed by the Borrower. Any Excess Pool Proceeds shall (so long as no Default is continuing and the Borrowing Base is equal to or greater than the total outstanding Loans) also be transferred into the Borrower's operating account or applied as otherwise directed by the Borrower. If the Borrowing Base is not equal to or greater than the total outstanding Loans, then the Collateral Agent shall transfer the necessary amount of the Reconciled Non-Security Proceeds and/or Excess Pool Proceeds to the Agent for application against the outstanding Loans so that the Borrowing Base equals the total outstanding Loans. Such application shall be made first to repay any outstanding Overadvances (as defined in Paragraph 6(d) of the Security Agreement) and then to repay then outstanding Loans in the order and in the amounts directed by the Borrower or, in the absence of such direction, in the following order: (i) first, to Swingline Loans until paid in full,
      (ii) second, to Fed Funds Loans until paid in full, and (iii) third, to Eurodollar Loans (and with respect to Eurodollar Loans only, to interest thereon) until paid in full. With respect to Eurodollar Loans, such amounts (1) shall be applied to such Loans in the order in which their Interest Periods expire (i.e. the Eurodollar Loans first maturing shall be the first repaid), and (2) shall be applied to interest on Loans which have been repaid before being applied to principal of Loans having a different Interest Period.

            (iv) Upon the occurrence of a Default (and during the continuance thereof) all amounts then on deposit in the Cash and Collateral Account which constitute Collateral or the proceeds thereof, and any deposits made in the Cash and Collateral Account which constitute Collateral or the proceeds thereof during the continuance of such Default, shall be immediately transferred by the Collateral Agent to the Settlement Account and shall thereupon, together with any other amounts then or thereafter in the Settlement Account, be withdrawn by the Agent from the Settlement Account and applied to outstanding Loans in proportion to the Lenders' respective outstanding Loans and (with respect to the Lenders) in conjunction with the procedures described in Section 2.6, with such payments applied first to accrued interest and fees and thereafter to principal.

            (v) There has also been established with the Agent, for the benefit of the Lenders, another account of the Borrower, Account #55-34658 ("Funding Account"), from which all AP Mortgages shall be funded (either by check drawn on such Funding Account or by wire transfer from such Funding Account).

      8.5 Termination. If all Commitments under this Agreement shall have expired or been terminated pursuant to the express terms hereof and no Obligations shall be outstanding, the Agent shall promptly deliver or cause to be delivered all cash standing to the credit of the Settlement Account and Pledged Items to the Borrower. The receipt by the Borrower of any cash in the Settlement Account and of all Pledged Items returned or delivered to the Borrower pursuant to any provision of this Agreement, together with UCC-3 termination statements executed by the Agent, shall be a complete and full acquittance for the Pledged Items so delivered.

      8.6 Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (i) terminate or suspend the obligations of the Lenders to make Loans hereunder and they shall, upon notice to the Borrower, terminate or be suspended, and/or (ii) declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

      8.7   Other Remedies.

            (i) Unless a Default shall have occurred and then be continuing, the Borrower shall be entitled to receive and collect directly all sums payable to the Borrower in respect of the Collateral except proceeds from the sale thereof.

            (ii) Upon the occurrence of a Default, the Agent and the Collateral Agent, on behalf of the Lenders, shall be entitled to all the rights and remedies hereunder and in the Security Agreement, subject to the limitations and requirements of Paragraph 16 thereof, and all other rights or remedies at law or in equity existing or conferred upon the Lenders by other jurisdictions or other applicable law.

            (iii) Following the occurrence and during the continuance of a Default, no Lender shall be obligated to fund any Loan hereunder.

            (iv) Following the occurrence a Default, the Borrower agrees that the Borrower and the Agent shall, if the Agent shall request implement certain procedures with respect to the Borrower's funding of AP Mortgages, all at the Borrower's sole expense. Such procedures may include, but are not limited to: (i) reducing the advance rate against any Eligible Collateral for purposes of determining the Collateral Value component of the Borrowing Base, (ii) requiring that if AP Mortgages are funded with wire transfers, such wire transfers originate from the Funding Account and may only be released upon the secondary authorization of the Agent, (iii) requiring the closing agents for such AP Mortgages to enter into escrow or other agreements regarding the monies used to fund such AP Mortgages, and
      (iv) requiring the Borrower to provide the Agent and the Lenders with such information regarding the funding of such AP Mortgages as the Agent may reasonably request. The Borrower, at its expense, shall from time to time execute and deliver to the Agent or the Collateral Agent all such assignments, certificates, supplemental documents, and financing statements, and shall do all other acts or things, as the Agent may reasonably request in order to more fully implement such procedures.

            (v) The Borrower waives, to the extent permitted by law, any right to require the Agent or any Lender to (i) proceed against any Person, (ii) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order or (iii) pursue any other remedy in its power.

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            (vi)  The Agent on behalf of the Lenders may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the lien and priority of, or the security intended to be afforded by, any Pledged Item, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. The Borrower shall provide any and all information required by the Agent to administer this Agreement or collect on the Collateral. All advances, charges, costs and expenses, including reasonable attorneys fees, incurred or paid by the Agent in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof (or by any Lender acting on instruction of the Required Lenders in the enforcement hereof), together with interest thereon at the rate per annum of 2% plus the Alternate Base Rate from the time of payment until repaid, shall become a part of the Obligations.

            (vii) Following the occurrence of a Default and the acceleration of the Obligations the Agent shall be entitled to receive and collect all sums payable to the Borrower in respect of the Collateral and (a) the Agent, at the request of the Required Lenders, may in its own name or in the name of the Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, (b) the Borrower shall receive and hold in trust for the Lenders any amounts thereafter received by the Borrower upon or in respect of any of the Collateral, advising the Agent as to the source of such funds and, if the Agent so requests at the direction of the Required Lenders, forthwith paying such amounts to the Agent, and (c) any and all amounts so received and collected by the Agent either directly or from the Borrower shall be deposited in the Settlement Account.

      8.8 Application of Proceeds. After a Default and acceleration of the Obligations, the proceeds of any sale or enforcement of all or any part of the Collateral pursuant to the Security Agreement and the balance of any moneys in the Settlement Account and the Funding Account shall be applied by the Agent:

            FIRST, to the extent that any such proceeds arise from a sale of any Pledged Servicing, to the payment of any amounts due by the Borrower to the other party to the Servicing Agreements governing such Pledged Servicing, as a condition to the transfer of the Borrower's interest in any such Pledged Servicing, pursuant to the terms of such Servicing Agreements, including without limitation all amounts described in the Acknowledgement Agreements;

            SECOND, to the extent not already repaid from the proceeds of the Collateral by the Collateral Agent, to the payment of all costs and expenses of such sale or enforcement, including reasonable compensation to the Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by the Agent or any Lender acting on instructions of the Required Lenders in connection therewith;

            THIRD, to the extent not already repaid from the proceeds of the Collateral by the Collateral Agent, to the payment of all costs and expenses incurred by the Collateral Agent under the Security Agreement;

            FOURTH, to the payment of the outstanding principal balance of, and all accrued and unpaid interest on and Fees attributable to, all Loans under this Agreement, ratably according to the amount so due to each Lender until such amounts are paid in full;

            FIFTH, to the extent proceeds remain after application under the preceding subparagraphs, to the payment of all remaining Obligations, until such amounts are paid in full;

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            SIXTH, to the extent that any such proceeds arise from a sale of any
      Pledged Servicing and remain after satisfying the prior amounts in full, to the payment of all sums due to any party to the Servicing Agreement governing such Pledged Servicing which, by the terms of the applicable Acknowledgment Agreement, are subordinated in priority of payment to the amounts payable to the Agent and the Lenders, as described above; and

            SEVENTH, to the payment to the Borrower, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Obligations, the Borrower shall remain liable for any deficiency.

      8.9 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.1, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

      8.10 Actions Under Acknowledgement Agreements. If the Borrower elects to include Pledged Servicing in Collateral, the Borrower shall be deemed to have appointed the Agent as the Borrower's attorney-in-fact, effective as of the date of any Default (and during the continuance thereof) for the purpose of taking all actions on behalf of the Borrower contemplated or required under the terms of the Acknowledgement Agreements with respect to such Pledged Servicing and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Borrower representing any payment on account of the principal of or interest on any of the Mortgage Loans covered by such Pledged Servicing or on account of the terms of the Servicing Agreements governing such Pledged Servicing and to give full discharge for the same.

      8.11 Transition from Prior Facility. The Pledge Date and all other relevant delivery dates and time periods with respect to the determination of Eligible Collateral shall be calculated to include any delivery dates or holding periods prior to the Effective Date during which Collateral was being held by the Collateral Agent (or was the subject of an Agreement to Pledge), had been delivered to an Approved Investor or had been redelivered to the Borrower under the Prior Facility.

                                   ARTICLE IX
                     AMENDMENTS; WAIVERS; GENERAL PROVISIONS

      9.1 Amendments and Waivers. Other than (a) Commitment increases pursuant to Section 2.10 (which may be accomplished solely by the Borrower, the Agent and the subject Lender) and (b) temporary waivers of Collateral eligibility permitted pursuant to the definition of "Borrowing Base"

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(which may be accomplished solely by the Agent), the Required Lenders (or the
Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender directly or indirectly affected thereby:

            (i) Extend the final maturity of any Loan or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of, or forgive, interest or fees thereon.

            (ii) Reduce the percentage specified in the definition of Required Lenders.

            (iii) Extend the Termination Date, or reduce the amount of or extend the payment date for the mandatory payments required under
                  Section 2.11, or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder (other than in accordance with Section 2.10).

            (iv)  Amend this Section 9.1.

            (v) Release any guarantor of any Advance or, except as provided herein or in the Security Agreement, release any Collateral.

            (vi) Amend the definition of "Borrowing Base," "Gestation Borrowing Base," "Warehouse Borrowing Base," or "Collateral Value".

            (vii) Permit the Borrower to assign its rights under this Agreement or amend or waive any restriction on the Borrower's ability to assign its rights or obligations under any of the Loan Documents.

            (viii) Amend or waive any Lending Sublimits or Borrowing Base
                  Sublimits.

            (ix) Amend or waive any provision herein regarding the indemnification of the Agent, the Collateral Agent or any Lender.

            (x) Amend or waive any provision herein regarding the allocation among the Lenders of any payments or proceeds received by the Agent hereunder.

No amendment of any provision of this Agreement relating to the Agent or the Collateral Agent shall be effective without the written consent of the Agent or the Collateral Agent, as the case may be. In addition, the consent of the Collateral Agent shall be required for the effectiveness of any amendment referred to in Section 9.1 (iv), (v), (vi), (viii) and/or (ix) above. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

      9.2 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

      9.3 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

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      9.4   Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the Collateral Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof, other than the fee letter described in Section 2.7.4 and any other agreement entered into in connection with the fees described in Section 2.7.5.

      9.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly, agree that (i) the Arranger shall enjoy the benefits of the provisions of Sections 9.7, 9.8 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement and (ii) the Collateral Agent shall enjoy the benefits of the provisions of Sections 9.1, 9.7 and 9.8 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

      9.7 Expenses; Indemnification. (i) The Borrower shall reimburse the Agent, the Arranger and the Collateral Agent for any reasonable out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Collateral Agent) paid or incurred by the Agent, the Arranger or the Collateral Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the Collateral Agent and the Lenders for any out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger, the Collateral Agent and the Lenders) paid or incurred by the Agent, the Arranger, the Collateral Agent or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, reasonable costs and expenses incurred in connection with the reports described in the following two sentences. The Borrower acknowledges that Bank One may prepare and distribute to the Lenders annual audit reports (and shall distribute copies to each Lender that requests a copy in writing of any such report actually prepared by Bank One) pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement. The Borrower acknowledges that Bank One may, in certain extraordinary circumstances, prepare and distribute other audit reports to the Lenders (and shall distribute copies to each Lender that requests a copy in writing of any report actually prepared by Bank One) pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement. The Borrower acknowledges that the foregoing two sentences shall not limit Bank One's right to prepare additional audit reports at its own expense from time to time.

            (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, the Collateral Agent and each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the Collateral Agent, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions

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contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.7 shall survive the termination of this Agreement.

      9.8 Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the Agent and the Collateral Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the Collateral Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the Collateral Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, the Collateral Agent nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the Collateral Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

      9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      9.10 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

      9.11 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements.

      9.12 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (vii) permitted by Section 12.5 and (viii) to rating agencies if requested or required by such agencies in connection with a rating of such lender or an Affiliate of such Lender; provided that each such Lender shall endeavor to advise each such recipient of such information from such Lender of the confidentiality of such information.

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      9.13  Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

      9.14 Disclosure. The Borrower and each Lender hereby (i) acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and (ii) waive any liability of Bank One or such Affiliate to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

                                   ARTICLE X
                       THE AGENT AND THE COLLATERAL AGENT

      10.1 Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent is hereby authorized to enter into the Security Agreement thereby appointing the Collateral Agent to act on behalf of the Lenders and all obligations of the Lenders under the Security Agreement shall be binding upon each Lender as if such Lender had executed the Security Agreement. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent" throughout the Agreement, it is expressly understood and agreed that the Agent shall have not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent
(i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Illinois Uniform Commercial Code as in effect from time to time and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

      10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

      10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, whether sounding in tort, contract or otherwise except to the extent such action or inaction arises from the gross negligence or willful misconduct of such Person.

      10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish

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information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default or Unmatured Default; (v) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (vi) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (vii) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

      10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

      10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

      10.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender

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shall be liable for any of the foregoing to the extent any of the foregoing is found in, a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

      10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

      10.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to be or remain a Lender.

      10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      10.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, ninety days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent; provided, however, that such appointment, unless made during the continuance of an Unmatured Default, shall be subject to the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent; provided, however, that such appointment, unless made during the continuance of an Unmatured Default, shall be subject to the consent of the Borrower, which consent shall not be unreasonably withheld. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "`Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

      10.13 Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

      10.14 Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 9.1, all of the Lenders) in writing.

                                   ARTICLE XI
                            SETOFF; RATABLE PAYMENTS

      11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available), any amounts owed under Rate Management Transactions, and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

      11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

      11.3 Custodial Accounts. The Borrower agrees that funds received and held by the Borrower as custodian for FNMA, GNMA or other mortgage pools which are deposited into accounts with any Lender shall be clearly identified as custodial accounts, and each Lender agrees that each provision of the foregoing subsections of this Article XI shall not apply to such custodial accounts. The Borrower shall not deposit any of its general funds in any custodial accounts or otherwise commingle funds in any custodial accounts.

                                  ARTICLE XII
                ASSIGNMENTS; PARTICIPATIONS; COMMITMENT INCREASES

      12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) and assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties hereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3, provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loans or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the Rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, or assignee of the rights to such Loan.

      12.2  Participations.

            12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

            12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases all or substantially all of the Collateral (other than as expressly permitted pursuant to the Loan Documents).

            12.2.3 Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in
Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

      12.3  Assignments.

            12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit J hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof, provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consents of the Agent and the Borrower shall not be unreasonably withheld or delayed. Each such assignment shall (unless it is to a Lender or an Affiliate thereof or each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

            12.3.2 Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Annex "I" to Exhibit J hereto (a "Notice of Assignment"), together with any consents required by
Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment. In addition, within a reasonable time after the effective date of any assignment, the Agent shall, and is hereby authorized and directed to, revise Schedule "1' reflecting the revised commitments and percentages of each of the Lenders and shall distribute such revised Schedule "1' to each of the Lenders and the Borrower, whereupon such revised Schedule shall replace the old Schedule and become part of this Agreement.

      12.4  INTENTIONALLY OMITTED

      12.5 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.12 of this Agreement.

      12.6 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII
                                     NOTICES

      13.1 Notices. Except as otherwise permitted by Section 2.16 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Agent or any Lender, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of the Collateral Agent, at its address or facsimile number set forth on the signature pages of the Security Agreement or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission., when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article 11 shall not be effective until received.

      13.2 Change of Address. The Borrower, the Agent, the Collateral Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV
                                  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone, that it has taken such action.

                                   ARTICLE XV
          CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL

      15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      15.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING

BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

      15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                        PULTE MORTGAGE LLC

                                        By:   /s/ David M. Bruining
                                              ----------------------------
                                        Name: David M. Bruining
                                        Title:SVP-CFO

                                        Address for Notices:

                                        7475 South Joliet Street
                                        Englewood, Colorado  80112
                                        Attn:  Chief Financial Officer
                                        Telephone No.:  (303) 740-3386
                                        Facsimile No.:  (303) 741-2946

                                        BANK ONE, NA, individually and
                                        as Agent

                                        By:    /s/ Kenneth Nelson
                                               -----------------------------
                                        Name:  Kenneth Nelson
                                        Title: Director

                                        Address for Notices Regarding Fundings:

                                        Bank One Center
                                        131 South Dearborn
                                        Fifth Floor
                                        Mail Suite IL1-0010
                                        Chicago, Illinois  60603
                                        Attn:  Lillian Arroyo
                                        Telephone No.:  (312) 385-5014
                                        Facsimile No.:  (312) 385-7102

                                        Address for Other Notices:
                                        Bank One Center
                                        131 South Dearborn
                                        Fifth Floor
                                        Chicago, IL  60603
                                        Attn:  Kenneth Nelson
                                        Telephone No.:  (312) 325-3129
                                        Facsimile No.:  (312) 325-3122

                                        BANK OF AMERICA, N.A.

                                        By:   /s/ Elizabeth Kurilecz
                                              ---------------------------------
                                        Name: Elizabeth Kurilecz
                                        Title:Managing Director

                                        Address for Notices:

                                        901 Main Street
                                        66th Floor
                                        Dallas, Texas 75202
                                        Attention: Mark Short
                                        Telephone No.:  (214) 209-0670
                                        Facsimile No.:  (214) 209-1027

                                        COMERICA BANK

                                        By:   /s/ Paul G. Dufault
                                              ---------------------------------
                                        Name: Paul G. Dufault
                                        Title:Vice President

                                        Address for Notices:

                                        One Detroit Center
                                        500 Woodward Avenue
                                        Detroit, Michigan 48226
                                        Attn: Paul Dufault
                                        Telephone No.:  (313) 222-9036
                                        Facsimile No.:  (313) 222-9295

                                        CALYON NEW YORK BRANCH

                                        By:    /s/ Attila Coach
                                               ---------------------------------
                                        Name:  Attila Coach
                                        Title: Senior Vice President

                                        By:   /s/ Philippe Soustra
                                              ----------------------------------
                                        Name: Philippe Soustra
                                        Title:Executive Vice President

                                        Address for Notices:
                                        2200 Ross Avenue
                                        Suite 4400W
                                        Dallas, Texas 75201
                                        Attention:  David Cagle
                                        Telephone No.:  (214) 220-2304
                                        Facsimile No.:  (214) 220-2323

                                        WELLS FARGO BANK, N.A.

                                        By:    /s/ Randall Schmidt
                                               ---------------------------------
                                        Name:  Randall Schmidt
                                        Title: Vice President

                                        Address for Notices:
                                        1740 Broadway
                                        #C7301-031
                                        Denver, Colorado 80274
                                        Attention:  Randall Schmidt
                                        Telephone No.:  (303) 863-6033
                                        Facsimile No.:  (303) 863-6670

                                        WASHINGTON MUTUAL BANK, FA

                                        By:   /s/ Michael J. Arnold
                                              ---------------------------------
                                        Name: Michael J. Arnold
                                        Title:Vice President

                                        Address for Notices:
                                        6011 Connection Drive, 6th Floor
                                        Irving, Texas  75039
                                        Attn:  Michael Arnold
                                        Phone:  469/549-8720
                                        Fax:  469/549-8722

                                        NATIONAL CITY BANK OF KENTUCKY

                                        By:   /s/ Jerry W. Johnston
                                              ----------------------------------
                                        Name: Jerry Johnston
                                        Title:Senior Vice President

                                        Address for Notices:
                                        421 West Market Street
                                        Louisville, Kentucky  40202
                                        Attn:  Charles Ezell
                                        Phone:  502/581-4152
                                        Fax:  502/581-4154

                                        LASALLE BANK NATIONAL ASSOCIATION

                                        By:   /s/ Bonita J. Althoff
                                              ---------------------------------
                                        Name: Bonita Althoff
                                        Title:First Vice President

                                        Address for Notices:
                                        135 S. LaSalle Street, Suite 1731
                                        Chicago, Illinois 60603
                                        Attn:  Bonita Althoff
                                        Phone: 312/904-1623
                                        Fax:  312/904-2982

                                        BNP PARIBAS

                                        By:   /s/ Thomas H. Ambrose
                                              ----------------------------------
                                        Name: Thomas H. Ambrose
                                        Title:Director

                                        By:   /s/ Peter C. Labrie
                                              ----------------------------------
                                        Name: Peter C. Labrie
                                        Title:Central Region Manager

                                        Address for Notices:
                                        209 S. LaSalle Street, Suite 500
                                        Chicago, Illinois 60605
                                        Attn:  Thomas Ambrose
                                        Phone: 312/977-2221
                                        Fax:  312/977-1380

                                   SCHEDULE 1
                     COMMITMENTS AND COMMITMENT PERCENTAGES

                                             (A)               (B)              (C)
                                                           COMMITMENT        SWINGLINE
          LENDER                         COMMITMENT        PERCENTAGE       COMMITMENT
          ------                         ----------        ----------       ----------
                                                          (A/Aggregate
                                                           Commitment)
Bank One, NA                             $ 70,000,000      19.71830986%     $15,000,000
Bank of America, N.A.                    $ 60,000,000      16.90140845%
Calyon New York Branch                   $ 50,000,000      14.08450704%
Washington Mutual Bank, FA               $ 50,000,000      14.08450704%
LaSalle Bank National Association        $ 35,000,000       9.85915493%
Comerica Bank                            $ 25,000,000       7.04225352%
National City Bank of Kentucky           $ 25,000,000       7.04225352%
BNP Paribas                              $ 25,000,000       7.04225352%
Wells Fargo, N.A.                        $ 15,000,000       4.22535211%
                                         ------------      -----------
                                         $355,000,000              100%
                                         ============      ===========

                                   SCHEDULE 2
                           LIST OF APPROVED INVESTORS

FHLMC - Federal Home Loan Mortgage Corporation (Freddie Mac)

FNMA - Federal National Mortgage Association (Fannie Mae)

GNMA - Government National Mortgage Association (Ginnie Mae) - Current Investor

GNMA- Government National Mortgage Association (Ginnie Mae) - Old Citicorp Pools

Astoria Federal Mortgage Corporation
Aurora Loan Services, Inc.
Bank of America Mortgage
Bank One Home Loan Services
Charter One Financial
Chase Financial Corporation
Chase Manhattan Mortgage Corporation
Citicorp Mortgage, Inc.
Commercial Federal Mortgage Corporation
Countrywide Home Loans, Inc.
Countrywide Home Loans, Inc. - Texas Veterans Land Board Loans
Credit Suisse First Boston - CSFB
EMC Mortgage Corporation -  Bear Stearns
E-Trade Financial Corporation
Fidelity Bankshares, Inc.
First Arizona Savings
First Franklin Financial
First Horizon Mortgage
First Nationwide Mortgage Corporation
First Union Mortgage Corporation
Fleet Mortgage Corporation
GMAC Mortgage Corporation
GreenPoint
HomeSide Lending, Inc.
HSBC Mortgage Corporation (USA)
Independent National Mortgage Corporation (Indy Mac)
InterFirst Mortgage
National City Mortgage Corporation
Pinnacle Financial Corporation
Principal Financial Group
Pulte Corporation
Regions Mortgage, Inc.
Resource Bankshares Mortgage Group
Washington Mutual/ALTA Residential Mortgage Trust
Wells Fargo Home Mortgage, Inc.
Zions Bancorporation

                              HOUSING BOND PROGRAMS

Colorado Housing Finance Authority
Sold servicing released to Inter Mountain Mortgage

Dakota County Bond (Minnesota)
Sold servicing released to Knutson Mortgage Corporation

Florida Housing Finance Agency
Sold servicing released to Lender Mortgage Company

Housing Financing Authority of Broward County (Florida)
Sold servicing released to Leader Mortgage Company

Illinois Housing Development Authority
Sold servicing released to Dovenmuehle Mortgage, Inc.

Maryland Housing Opportunities Commission (HOC)
Sold servicing released to Citizens Bank

Minnesota Housing Financing Agency
Sold servicing released to FBS Mortgage Corporation

Nevada State Housing Bond Authority
Servicing released to Leader Mortgage Company

New Jersey Housing Finance Agency
Servicing retained then transferred to Aurora Financial group

North Carolina Housing Finance Agency
Sold servicing released to United Federal Bank

The Industrial Development Authority of the County of Pima, Arizona Servicing retained then transferred to Mortgage Clearing Corporation

The Industrial Development Authority of the County of Maricopa, Arizona Sold servicing released to Leader Mortgage Corporation

Pinellas County Finance Authority
Sold servicing released to Leader Mortgage Company

Texas Department of Housing and Community Affairs (TDHCA)
Sold servicing released to First Nationwide Mortgage Corporation

Texas Veterans Land Board and Non-VLB loans
Sold servicing released to First Nationwide Mortgage Corporation

*Pending Bank Approval
BOLDED ITEMS ARE NEWEST APPROVAL.

                                   SCHEDULE 3
                      LITIGATION AND CONTINGENT LIABILITIES

                                      NONE

                                   SCHEDULE 4
                       SUBSIDIARIES AND OTHER INVESTMENTS
                           (SEE SECTIONS 5.8 AND 6.14)

           INVESTMENT                    OWNED              AMOUNT OF        PERCENT     JURISDICTION OF
              IN                          BY               INVESTMENT       OWNERSHIP      ORGANIZATION
              --                          --               ----------       ---------      ------------
PCIC Corporation                  Pulte Mortgage, LLC    $   49,203.44         100%        Michigan
Joliet MTG Reinsurance Company    Pulte Mortgage, LLC    $4,546,839.87         100%        Vermont
Pulte Funding Inc.                Pulte Mortgage, LLC    $3,776,345.87         100%        Michigan
DEL Webb Mortgage LLC             Pulte Mortgage, LLC    $  729,111.97         100%        Delaware

                                   SCHEDULE 5
                             INDEBTEDNESS AND LIENS

                          (SEE SECTIONS 5.14 AND 6.15)

                                                          MATURITY AND
  INDEBTEDNESS    INDEBTEDNESS          PROPERTY           AMOUNT OF
  INCURRED BY       OWED TO       ENCUMBERED (IF ANY)    INDEBTEDNESS
  -----------       -------       -------------------    ------------
Pulte Mortgage     Steelcase      Cubicle partitions      $  160,900        10/06

                                    EXHIBIT A

                                      NOTE

                                                                   June __, 2004

      Pulte Mortgage LLC, a Delaware limited liability company (the "Borrower"), promises to pay to the order of ___________ (the "Lender") the lesser of the Lender's Commitment under the Agreement (as hereinafter defined) or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Termination Date.

      The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

      This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Fifth Amended and Restated Revolving Credit Agreement dated as of June __, 2004 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Security Agreement, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

      This Note is to be governed by and construed and enforced in accordance with the laws of the State of Illinois.

                                           PULTE MORTGAGE LLC

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                          TO NOTE OF PULTE MORTGAGE LLC
                               DATED JUNE __, 2004

        PRINCIPAL    MATURITY     PRINCIPAL
        AMOUNT OF  OF INTEREST     AMOUNT    UNPAID
DATE      LOAN        PERIOD         PAID    BALANCE
----      ----        ------         ----    -------

                                    EXHIBIT B

                              INTENTIONALLY OMITTED

                                    EXHIBIT C

                              INTENTIONALLY OMITTED

                                    EXHIBIT D
                             COLLATERAL TRANSMITTAL

1.    CUSTOMER NAME ___________________________________________

2.    LOAN NUMBER _____________________________________________
      AND "MIN" (IF APPLICABLE)

3.    MORTGAGOR _______________________________________________
                SURNAME ONLY

4.    AP STATUS CODE __________________________________________

5.    PLEDGE DATE _____________________________________________

6.    ORIGINAL NOTE AMOUNT $___________________________________

7.    OUTSTANDING PRINCIPAL BALANCE $__________________________

8.    ACQUISITION COST $_______________________________________

9.    TAKE-OUT VALUE $_________________________________________

10.   NOTE DATE OR CONVERSION DATE ____________________________

11.   NOTE RATE _______________________________________________

12.   LOAN TYPE  ______________________________________________

                                    EXHIBIT E
                               AGREEMENT TO PLEDGE

                      SECURITY AGREEMENT AS PROVIDED FOR BY
                     THE UNIFORM COMMERCIAL CODE OF ILLINOIS

      Pulte Mortgage LLC (the "Borrower") pursuant to that certain Fifth Amended and Restated Revolving Credit Agreement dated as of June __, 2004 (as amended, extended and replaced from time to time, the "Credit Agreement") among the Borrower, Bank One, NA, as agent, and certain other Lenders, and pursuant to that certain Fourth Amended and Restated Security and Collateral Agency Agreement among the Borrower, the Agent, the Lenders and LaSalle Bank National Association (the "Collateral Agent") for new value this day received, and as security for the payment of any and all indebtedness and obligations of the Borrower under the Credit Agreement, hereby creates and grants to the Collateral Agent for the benefit of the Lenders under the Credit Agreement a security interest in and to the mortgage loans identified as AP Mortgages by the inclusion of an "AP Status Code" on the Borrower's Collateral Transmittals on the date indicated below which provide the information concerning the AP Mortgages required by the Credit Agreement. All capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

                                           PULTE MORTGAGE LLC

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________

Dated: ___________, 200_.

                                    EXHIBIT F
                             COMPLIANCE CERTIFICATE

To:   The Lenders parties to the
      Credit Agreement Described Below

      This Compliance Certificate is furnished pursuant to that certain Fifth Amended and Restated Revolving Credit Agreement dated as of June __, 2004 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Pulte Mortgage LLC (the "Borrower"), the lenders party thereto and Bank One, NA, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

      THE UNDERSIGNED HEREBY CERTIFIES THAT:

      1.    1 am the duly elected __________ of the Borrower;

      2. 1 have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

      3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

      4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct to the best of the knowledge and belief (after reasonable investigation) of the officer of the Borrower executing this certificate.

      Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

      The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ___________, 20__.

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                     Compliance as of ___________, 200_ with
                         Provisions of ___ and _____ of
                                  the Agreement

                                    EXHIBIT G

                           BORROWING BASE CERTIFICATE

                                    EXHIBIT H

                              INTENTIONALLY OMITTED

                                    EXHIBIT I
                               SECURITY AGREEMENT

                                    EXHIBIT J
                              ASSIGNMENT AGREEMENT

      This Assignment Agreement (this "Assignment Agreement") between ___________ (the "Assignor") and ____________ (the "Assignee") is dated as of
___________, 200_. The parties hereto agree as follows:

      1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

      2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

      3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Annex "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and
(ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

      4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. **[In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Alternate Base Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Eurodollar Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Eurodollar Loan becomes due (by acceleration or otherwise) (the date as described in the foregoing clauses (a),
(b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurodollar Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Eurodollar Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Alternate Base Rate Loans or fees, or the Payment Date, in the case of Eurodollar Loans, and not previously paid by the Assignee to the Assignor.]** In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

**Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

      5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Eurodollar Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was __ of 1% less than the interest rate paid by the Borrower or if the commitment fee was __ of 1% less than the commitment fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay __% of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

      6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

      7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, and *[(vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**

*(vii) to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

      8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

      9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

      10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

      11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

      12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

      13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                      [NAME OF ASSIGNOR]

                                      By:_______________________________________
                                      Title:____________________________________

                                      [NAME OF ASSIGNEE]

                                      By:_______________________________________
                                      Title:____________________________________
                                            ____________________________________
                                            ____________________________________

                                   SCHEDULE 1
                             TO ASSIGNMENT AGREEMENT

1.    Description and Date of Credit Agreement:

2.    Date of Assignment Agreement: ____________, 200_

3.    Amounts (As of Date of Item 2 above):

                                            Primary             Swingline
                                           Commitment          Commitment
                                           ----------          ----------

a.    Total of Commitments
      (Loans)* under
      Credit Agreement                     $________           $_________

b.    Assignee's Percentage of
      each Facility purchased under
      the Assignment
      Agreement**                           ________%           _________%

c.    Amount of Assigned Share in
      each Facility purchased under
      the Assignment Agreement             $_________          $_________

4.    Assignee's Aggregate
      (Loan Amount)* Commitment
      Amount Purchased Hereunder:          $_________          $_________

5.    Proposed Effective Date:                                 __________

Accepted and Agreed:

[NAME OF ASSIGNOR]                              [NAME OF ASSIGNEE]
By:___________________________________          By:_____________________________
Title:________________________________          Title:__________________________

* If a Commitment has been terminated, insert outstanding Loans in place of Commitment

**    Percentage taken to 10 decimal places

                ATTACHMENT TO SCHEDULE 1 TO ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                            (Sample form shown below)

                              ASSIGNOR INFORMATION

CONTACT:

Name:_________________________________          Telephone No.:__________________
Fax No.:______________________________          Telex No.:______________________
                                                Answerback:_____________________

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:_______________________________________________

Account Name & Number for Wire Transfer:________________________________________

Other Instructions:_____________________________________________________________
________________________________________________________________________________

ADDRESS FOR NOTICES FOR ASSIGNOR:_______________________________________________
                                 _______________________________________________
                                 _______________________________________________

                              ASSIGNEE INFORMATION

CREDIT CONTACT:

Name:_________________________________          Telephone No.:__________________
Fax No.:______________________________          Telex No.:______________________
                                                Answerback:_____________________

KEY OPERATIONS CONTACTS:

Booking Installation:_________________          Booking Installation:___________
Name:_________________________________          Name:___________________________
Telephone No.:________________________          Telephone No.:__________________
Fax No.:______________________________          Fax No.:________________________
Telex No.:____________________________          Telex No.:______________________
Answerback:___________________________          Answerback:_____________________

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:_______________________________________________
                                 _______________________________________________

Account Name & Number for Wire Transfer:________________________________________
                                        ________________________________________

Other Instructions: ____________________________________________________________
________________________________________________________________________________

ADDRESS FOR NOTICES FOR ASSIGNEE:_______________________________________________
                                 _______________________________________________
                                 _______________________________________________

                              BANK ONE INFORMATION

     Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:                        SUBSEQUENT OPERATIONS CONTACT:

Name: Ky Yoo                              Name: Vicki Kobierski
Telephone No.: (312) 732-1068                   Telephone No.: (312) 732-5627
Fax No.: (312) 732-3852                         Fax No.: (312) 732-3852

              BANK ONE Telex No.: 190201 (Answerback: BANK ONE UT)

INITIAL FUNDING STANDARDS:

Libor - Fund 2 days after rates are set.

BANK ONE WIRE INSTRUCTIONS:           Bank One, NA, ABA # 071000013
                                      LS2 Incoming Wire Account
                                      Account No. 481152860000
                                      Re: Pulte

ADDRESS FOR NOTICES FOR BANK ONE:     1 Bank One Plaza, Chicago, IL 60670
                                      Attn: Agency/Compliance Division, Suite
                                            IL1-0353
                                      Fax No.  (312) 732-2038 or (312) 732-4339

                                     ANNEX I
                             TO ASSIGNMENT AGREEMENT

                                     NOTICE
                                  OF ASSIGNMENT

                                                               ___________, 200_

To:  PULTE MORTGAGE LLC

     [NAME OF AGENT]

From:[NAME OF ASSIGNOR] (the "Assignor")

     [NAME OF ASSIGNEE] (the "Assignee")

            1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

            2. This Notice of Assignment (this "Notice") is given and delivered to *[the Borrower and]* the Agent pursuant to Section 12.3.2 of the Credit Agreement.

            3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of _________, 200_ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections [12.3.1 and 12.3.2] of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

*To be included only if consent must be obtained from the Borrower pursuant to
Section 12.3.1 of the Credit Agreement.

            4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of
Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

            5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section
12.3.2 of the Credit Agreement.

            6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

            7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

            8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

            9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                         NAME OF ASSIGNEE

By:___________________________________   By:____________________________________

Title:________________________________   Title:_________________________________

ACKNOWLEDGED [AND CONSENTED TO]          ACKNOWLEDGED [AND CONSENTED TO]
BY [NAME OF AGENT]                       BY: PULTE MORTGAGE LLC

By:___________________________________   By:____________________________________
Title:________________________________   Name:__________________________________
                                         Title:_________________________________

                 [Attach photocopy of Schedule 1 to Assignment]

                                    EXHIBIT K

                                     FORM OF
                          AMENDMENT TO CREDIT AGREEMENT

      This ________ Amendment to Credit Agreement ("Amendment") is made as of ________________, _____ by and among PULTE MORTGAGE LLC, a Delaware limited liability company (the "Borrower"), _______________________(the "Increasing Lender"), and BANK ONE, NA ("Agent") as administrative agent.

                                    RECITALS

      A. The Borrower, the Agent and certain other lenders are parties to that certain Fifth Amended and Restated Revolving Credit Agreement dated as of June __, 2004 (as amended from time to time, the "Credit Agreement"). All capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

      B. The Borrower desires to amend the Credit Agreement to temporarily increase the Aggregate Commitment and the Increasing Lender is willing to provide the full amount of such temporary increase on the terms stated herein.

      NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS

      1. Temporary Increase. As of the "Effective Date" (as defined below), the Aggregate Commitment shall be increased from $_____________ to $_____________ by an increase in the Increasing Lender's Commitment from $_____________ to $_____________. Upon the Effective Date, after giving effect to such increase, the Lenders' respective Commitment Percentages shall be shown on revised Schedule "1" attached to this Amendment. Such increase shall end on _____________ (the "Reduction Date"). Upon the Reduction Date, the Increasing Lender's Commitment shall be reduced by $_____________ to the amount in effect immediately prior to the Effective Date. After giving effect to such reduction and subject to any intervening changes in the Aggregate Commitment and the Lenders' respective Commitment Percentages shall be returned to the percentages in effect immediately prior to the Effective Date.

      2. Reduction Date Adjustment. On the Reduction Date the Borrower shall repay the amount, if any, by which the aggregate principal amount of the then outstanding Loans exceeds the reduced Aggregate Commitment. The Agent shall allocate such principal repayment among the Lenders so that each Lender's share of all Loans as of the end of the business on the Reduction Date is equal to such Lender's new Commitment Percentage after giving effect to such reduction in the Aggregate Commitment.

      3. Effective Date. The "Effective Date" shall be deemed to have occurred on the date that all of the following conditions have been fulfilled:

      (i)   this Amendment has been fully executed and delivered;

      (ii) if requested by the Increasing Lender, the Borrower has executed and delivered to the Increasing Lender an amended and restated Note in the amount of its increased Commitment; and

      (iii) the Borrower has paid any upfront fee due to the Increasing Lender with respect to such increase in its Commitment.

      4.    Miscellaneous.

      (i) The Borrower represents and warrants to the Lenders that (i) after giving effect to this Amendment, no Default or Unmatured Default exists, (ii) the Credit Agreement is in full force and effect, and (iii) the Borrower has no defenses or offsets to, or claims or counterclaims, relating to, its obligations under the Credit Agreement.

      (ii) All of the obligations of the parties to the Credit Agreement, as amended hereby, are hereby ratified and confirmed. All references in the Loan Documents to the "Credit Agreement" henceforth shall be deemed to refer to the Credit Agreement as amended by this Amendment.

      (iii) Nothing contained in this Amendment shall be construed to disturb, discharge, cancel, impair or extinguish the indebtedness evidenced by the existing Notes and secured by the Loan Documents or waive, release, impair, or affect the liens arising under the Loan Documents or the validity or priority thereof.

      (iv) In the event of a conflict or inconsistency between the provisions of the Loan Documents and the provisions of this Amendment, the provisions of this Amendment shall govern. The provisions of this Amendment, the Credit Agreement, the Security Agreement and the other Loan Documents are in full force and effect except as amended herein and the Loan Documents as so amended are ratified and confirmed hereby by the Borrower.

      (v) The Borrower agrees to reimburse the Agent and the Increasing Lender for all reasonable out-of-pocket expenses (including legal fees and expenses) incurred in connection with the preparation, negotiation and consummation of this Amendment.

      (vi) This Amendment shall be effective as of the date that the Agent has received executed counterparts of this Amendment from the Borrower and the Increasing Lender.

      (vii) This Amendment may be executed in counterparts which, taken together, shall constitute a single document.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year written below:

                                         PULTE MORTGAGE LLC, a Delaware limited
                                         liability company

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         Date:__________________________________

                                         BANK ONE, NA, as Agent

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         Date:__________________________________

                                         INCREASING LENDER

                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         Date:__________________________________

                                   SCHEDULE 1

                         LENDERS' COMMITMENT PERCENTAGES

                           COMMITMENT
                           PERCENTAGE
             COMMITMENT    (INCLUDES
BANK NAME      AMOUNT      SWINGLINE)
---- ----      ------      ----------
  Total

                                    EXHIBIT L

APPROVED SERVICING PURCHASERS.

1.    Chase Manhattan Mortgage Corporation

APPROVED SERVICING SALE AGREEMENTS.

1. Mortgage Loan Servicing Purchase and Sale Agreement dated July 25, 2003 between Chase Manhattan Mortgage Corporation and Pulte Mortgage LLC

                                    EXHIBIT M

                           APPROVED RECOURSE SERVICING

FNMA Bridge Loan Program

FNMA Condominium Program

                                    EXHIBIT N

                   FORM OF AMENDMENT FOR A PERMANENT INCREASE
                          TO THE AGGREGATE COMMITMENT

      This AMENDMENT (this "Amendment") is made as of the day of , 200_ by and among PULTE MORTGAGE LLC, a Delaware limited liability company (the "Borrower"), BANK ONE, NA, as agent under the "Credit Agreement" (as defined below) (the "Agent") and ____________________________________ (the "Supplemental Lender").

                                    RECITALS

      A. The Borrower, the Agent and certain other Lenders, as described therein, are parties to a Fifth Amended and Restated Revolving Credit Agreement dated as of June __, 2004 (as amended from time to time, the "Credit Agreement"). All terms used herein and not otherwise defined shall have the same meaning given to them in the Credit Agreement.

      B. Pursuant to Section 2.10(c) of the Credit Agreement, the Borrower has the right to increase the Aggregate Commitment on a permanent basis by obtaining increased Commitments upon satisfaction of certain conditions. This Amendment requires only the signature of the Borrower, the Agent and the Supplemental Lender so long as the Aggregate Commitment is not increased above $550,000,000.

      C. The Supplemental Lender is either (a) an existing Lender which is increasing its Commitment or (b) a new Lender which is a lending institution whose identity the Agent will approve by its signature below.

                                   AGREEMENTS

      1. Permanent Increase. In consideration of the foregoing, such Supplemental Lender, from and after the date hereof shall have a Commitment of $______________ resulting in a new Aggregate Commitment of $______________ as of the date hereof, and if it is a new Lender, the Supplemental Lender hereby assumes all of the rights and obligations of a Lender under the Credit Agreement.

      2. Effective Date. The effective date of this Amendment shall be deemed to have occurred on the date that all of the following conditions have been fulfilled:

            (i)   this Amendment has been fully executed and delivered;

            (ii) if requested by the Supplemental Lender, the Borrower has executed and delivered to the Supplemental Lender a new or an amended and restated Note in the form attached to the Credit Agreement as Exhibit A to evidence the increased Commitment of the Supplemental Lender; and

            (iii) the Borrower has paid any upfront fee due to the Supplemental Lender with respect to such new or increased Commitment.

      3.    Miscellaneous.

            (i) The Borrower represents and warrants to the Lenders that (i) after giving effect to this Amendment, no Default or Unmatured Default exists, (ii) the Credit Agreement is in full force and effect, and (iii) the Borrower has no defenses or offsets to, or claims or counterclaims, relating to, its obligations under the Credit Agreement.

            (ii) All of the obligations of the parties to the Credit Agreement, as amended hereby, are hereby ratified and confirmed. All references in the Loan Documents to the "Credit Agreement" henceforth shall be deemed to refer to the Credit Agreement as amended by this Amendment.

            (iii) Nothing contained in this Amendment shall be construed to disturb, discharge, cancel, impair or extinguish the indebtedness evidenced by the existing Notes and secured by the Loan Documents or waive, release, impair, or affect the liens arising under the Loan Documents or the validity or priority thereof.

            (iv) In the event of a conflict or inconsistency between the provisions of the Loan Documents and the provisions of this Amendment, the provisions of this Amendment shall govern. The provisions of this Amendment, the Credit Agreement, the Security Agreement and the other Loan Documents are in full force and effect except as amended herein and the Loan Documents as so amended are ratified and confirmed hereby by the Borrower.

            (v) The Borrower agrees to reimburse the Agent and the Supplemental Lender for all reasonable out-of-pocket expenses (including legal fees and expenses) incurred in connection with the preparation, negotiation and consummation of this Amendment.

            (vi) This Amendment shall be effective as of the date that the Agent has received executed counterparts of this Amendment from the Borrower and the Supplemental Lender.

            (vii) This Amendment may be executed in counterparts which, taken together, shall constitute a single document.

      IN WITNESS WHEREOF, the Agent, the Borrower and the Supplemental Lender have executed this Amendment as of the date shown above.

                                    PULTE MORTGAGE LLC

                                    By:_________________________________________
                                          Its:__________________________________
                                     BANK ONE, NA, as Agent

                                    By:_________________________________________
                                          Its:__________________________________

                                    [SUPPLEMENTAL LENDER]

                                    By:_________________________________________
                                           Its:_________________________________